SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a—6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

Cambrex Corporation
(Name of Registrant as Specified in Its Charter)
________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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CAMBREX CORPORATION
March ___, 2012
Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of Cambrex Corporation. This year’s meeting will be held on April 26, 2012, at 1:00 P.M. at the Metropolitan Center, One Meadowlands Plaza, East Rutherford, New Jersey 07073. Your Board of Directors and management look forward to greeting personally those stockholders who are able to attend.

At this year’s meeting, you will be asked (1) to elect eight directors; (2) to hold an advisory, non-binding vote on the compensation of executives as disclosed in the Proxy Statement (“Say on Pay Vote”); (3) to consider and act upon the approval of the Amended and Restated Certificate of Incorporation of the Corporation (a) to fix the board size at three to eleven members, (b) to limit the provision on removal of directors so that directors may be removed only for cause by the stockholders and (c) to limit the Corporation’s mandatory indemnification obligations to cover directors and officers only; (4) to consider and act upon the approval of an Executive Cash Incentive Plan; (5) to consider and act upon the approval of an Equity Incentive Plan for Non-Employee Directors; and (6) to ratify the selection of BDO USA, LLP (“BDO”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2012.

Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. The enclosed proxy card contains instructions regarding voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the meeting and vote your shares in person.

Sincerely,

/s/ John R. Miller
John R. Miller
Non-Executive Chairman

CAMBREX CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 26, 2012

Notice Is Hereby Given that the 2012 Annual Meeting of Stockholders of Cambrex Corporation (“Company”) will be held at the Metropolitan Center, One Meadowlands Plaza, East Rutherford, New Jersey 07073 on April 26, 2012, at 1:00 P.M. for the following purposes:

1.             To elect eight (8) directors to hold office until the 2013 Annual Meeting of Stockholders and until their successors shall be elected and qualified;

2.             To hold an advisory non-binding vote on the compensation of Named Executive Officers as disclosed in the Proxy Statement (“Say on Pay Vote”);

3.             To consider and act upon the approval of the Amended and Restated Certificate of Incorporation of the Corporation in substantially the form attached hereto as Exhibit 1 (a) to fix the board size at three to eleven members, (b) to limit the provision on removal of directors so that directors may be removed only for cause by the stockholders and (c)  to limit the Corporation’s mandatory indemnification obligations to cover directors and officers only;

4.             To consider and act upon the approval of an Executive Cash Incentive Plan;

5.             To consider and act upon the approval of the 2012 Equity Incentive Plan for Non-Employee Directors;

6.             To consider and act upon the ratification of the appointment of BDO as independent registered public accountants for the fiscal year ending December 31, 2012; and

7.             To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record of Common Stock of the Company at the close of business on March 15, 2012, will be entitled to vote at the meeting. The list of such stockholders will be available for inspection by stockholders during the ten days prior to the meeting in accordance with Section 219 of the Delaware General Corporation Law at One Meadowlands Plaza, East Rutherford, New Jersey 07073 and will also be available at the Annual Meeting. Stockholders may make arrangements for such inspection by contacting William M. Haskel, Senior Vice President, General Counsel and Corporate Secretary, Cambrex Corporation, One Meadowlands Plaza, East Rutherford, New Jersey 07073.

By order of the Board of Directors,

/s/ William M. Haskel
William M. Haskel,
Secretary
March ___, 2012

THE VOTE OF EACH STOCKHOLDER IS IMPORTANT.
PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND PROMPTLY
RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

CAMBREX CORPORATION

2012 ANNUAL MEETING OF
STOCKHOLDERS
PROXY STATEMENT

PROXY SOLICITATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of Cambrex Corporation (the “Company”) for use at the 2012 Annual Meeting of Stockholders to be held on April 26, 2012, and at any adjournment of the meeting. The address of the Company’s principal executive office is One Meadowlands Plaza, East Rutherford, New Jersey 07073. This Proxy Statement and the form of proxy are being mailed to stockholders commencing on or about March ____, 2012.

The costs of soliciting proxies will be borne by the Company. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners, and their reasonable expenses relating thereto will be reimbursed by the Company. Solicitation will be made by mail and also may be made personally, by telephone or electronic mail by the Company’s officers, directors and employees without special compensation for such activities.

VOTING OF PROXY AND REVOCABILITY

Shareholder of Record.  If your shares are registered directly in your name with the Company's transfer agent, you are considered the stockholder of record with respect to those shares, and this Proxy Statement was sent directly to you by the Company.  As a record stockholder, there are two ways to vote: (1) in person at the Annual Meeting, where you can present your proxy card or the Company will give you a ballot, or (2) by mail, by filling out the proxy card and sending it back in the envelope provided.  Properly executed proxies received by the Company will be voted in accordance with the instructions indicated thereon, and if no instructions are indicated, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement (and as proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting).

Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a brokerage firm, bank, broker dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and this Proxy Statement was forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.  As a beneficial stockholder, there are four ways to vote: (1) in person at the Annual Meeting, by obtaining a legal proxy from the organization that holds your shares (please contact that organization for instructions regarding obtaining a legal proxy), (2) via the Internet, by visiting www.proxyvote.com and entering the control number found on the proxy card, (3) by telephone, by calling the toll free number found on the vote instruction form, and (4) by mail, by filling out the vote instruction form and sending it back in the envelope provided. Properly executed proxies received by the Company will be voted in accordance with the instructions indicated thereon. However, if as a beneficial owner, you do not provide the organization that holds your shares with specific voting instructions, under applicable New York Stock Exchange (“NYSE”) rules, that organization may generally vote on "routine" matters but cannot vote on "non-routine" matters. If that organization does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares may inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares, which is generally referred to as a "broker non-vote." At this Annual Meeting, only the ratification of the appointment of BDO as the Company's independent registered public accountants for the fiscal year ending December 31, 2012, is a matter considered routine, which means that a broker or other nominee may generally vote on this matter and no broker non-votes are expected to exist in connection with this routine matter. Otherwise, the proposals regarding the election of directors, the advisory non-binding vote on the compensation of Named Executive Officers (“Say on Pay Vote”), the approval of the Amended and Restated Certificate of Incorporation of the Corporation (a,b and c), the approval of the Corporation’s Executive Cash Incentive Plan and the approval of the 2012 Equity Incentive Plan for Non-Employee Directors are non-routine matters, which means that a broker or other nominee cannot vote without your instructions, and therefore there may be broker non-votes on these proposals.

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by giving another proxy bearing a later date or by notifying the Company in writing of such revocation or by a vote in person at the Annual Meeting.  If you are a beneficial owner you may vote again on a later date via the Internet, by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person.  The execution of a proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person, but attendance at the Annual Meeting will not, by itself, revoke a proxy.

The Company knows of no reason why any of the nominees named herein would be unable to serve for the terms indicated. In the event, however, that any such nominee should, prior to the election, become unable to serve as a director, unless the Board decides to decrease the size of the Board, the proxy will be voted for such substitute nominee as the Board of Directors shall propose.

The Board knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Annual Meeting. The Proxy Card conveys discretionary authority to vote on any other matter not presently known by management that may properly come before the Annual Meeting. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote the shares subject to such proxies in accordance with their best judgment.

RECORD DATE, QUORUM AND VOTING RIGHTS

The Company has only one class of voting securities, which is the Common Stock, par value $0.10 (“Common Stock”). Only holders of Common Stock of the Company of record at the close of business on March 15, 2012, will be entitled to vote at the meeting. On such record date there were outstanding and entitled to vote ______________ shares of Common Stock and each such share is entitled to one vote.

The holders of a majority of the shares entitled to vote at the Annual Meeting, present in person or by proxy, shall constitute a quorum.  Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Please see each proposal for a detailed description of the votes required as well as the treatment of abstentions and broker non-votes, as applicable.

PRINCIPAL STOCKHOLDERS

The following sets forth information with respect to the only persons of which the Company is aware as of February 15, 2012, who may be deemed to beneficially own more than 5% of the outstanding Common Stock of the Company:

Name and Address	Number of Shares Beneficially Owned		Percent of Class(1)

BlackRock, Inc.	2,560,335	(2)	8.65%
40 East 52nd Street
New York, NY 10022

Heartland Advisors, Inc.	2,000,000	(3)	6.75%
789 North Water Street
Milwaukee, WI 53202

Royce & Associates, LLC	1,873,584	(4)	6.33%
745 Fifth Avenue
New York, NY 10151

Neuberger Berman Group LLC	1,742,996	(5)	5.89%
Neuberger Berman, LLC
605 Third Avenue
New York, NY 10158

(1)  For the purpose of this table, the percent of issued and outstanding shares of Common Stock of the Company held by each beneficial owner has been calculated on the basis of 29,610,079 shares of Common Stock issued and outstanding (excluding treasury shares) on February 15, 2012.

(2)  Based on information as of December 31, 2011, obtained from a Schedule 13G filed with the SEC on  February 10, 2012, by BlackRock, Inc. (“BlackRock”).  The foregoing information has been included solely in reliance upon and without independent investigation of the disclosures contained in BlackRock’s Schedule 13G.

(3)  Based on information as of December 31, 2011, obtained from a Schedule 13G filed with the SEC on February 10, 2012, by Heartland Advisors, Inc. (“Heartland”).  The foregoing information has been included solely in reliance upon and without independent investigation of the disclosures contained in Heartland’s Schedule 13G.

(4)  Based on information as of December 31, 2011, obtained from a Schedule 13G filed with the SEC on January 9, 2012, by Royce & Associates, LLC (“Royce”).  The foregoing information has been included solely in reliance upon and without independent investigation of the disclosures contained in Royce’s Schedule 13G.

(5) Based on information as of December 31, 2011, obtained from a Schedule 13G filed with the SEC on February 14, 2012, by Neuberger Berman Group LLC and Neuberger Berman, LLC (“Neuberger”). The foregoing information has been included solely in reliance upon and without independent investigation of the disclosures contained in Neuberger’s Schedule 13G.

COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table gives information concerning the beneficial ownership of the Company’s Common Stock on February 15, 2012, by (i) each nominee for election as a director, (ii) each of the “Named Executive Officers” set forth in the Summary Compensation Table (below) and (iii) all directors and executive officers of the Company as a group.

Beneficial Owners	Shares Beneficially Owned(1)		Percent of Class(2)
David R. Bethune	25,116	(3)	*
Rosina B. Dixon, M.D.	45,780	(4)	*
Kathryn Rudie Harrigan	44,804	(5)	*
Leon J. Hendrix, Jr.	108,162	(6)	*
Ilan Kaufthal	150,724	(7)	*
Steven M. Klosk	377,237	(8)	1.27%
William B. Korb	87,456	(9)	*
John R. Miller	31,389	(10)	*
Peter Tombros	59,186	(11)	*
Shawn Cavanagh	18,750	(12)	*
Aldo Magnini	56,408	(13)	*
Paolo Russolo	139,085	(14)	*
Gregory P. Sargen	142,320	(15)	*
All Directors and Executive Officers as a Group (14 Persons)	1,286,417	(16)	4.35%

*  Beneficial Ownership is less than 1% of the Common Stock outstanding.

(1)
Except as otherwise noted, reported share ownership is as of February 15, 2012. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock he or she beneficially owns.

(2)
For the purpose of this table, the percent of issued and outstanding shares of Common Stock of the Company held by each beneficial owner has been calculated on the basis of (i) 29,610,079 shares of Common Stock issued and outstanding (excluding treasury shares) on February 15, 2012, and (ii) all shares of Common Stock subject to stock options which are held by such beneficial owner and are exercisable within 60 days of February 15, 2012.

(3)	The number of shares reported includes 6,000 shares issuable upon exercise of options granted under the Company’s 1998 and 2004 stock option plans.
(4)	The number of shares reported includes 6,000 shares issuable upon exercise of options granted under the Company’s 1998 and 2001 stock option plans.

(5)	The number of shares reported includes 4,000 shares issuable upon exercise of options granted under the Company’s 1998 and 2001 stock option plans.
(6)
The number of shares reported includes 6,000 shares issuable upon exercise of options granted under the Company’s 1998, 2001 and 2004 stock option plans and 75,546 share equivalents held at February 15, 2012, in the Company’s recently terminated Directors’ Deferred Compensation Plan.

(7)	The number of shares reported includes 6,000 shares issuable upon exercise of options granted under the Company’s 1998 and 2001 stock option plans.
(8)
The number of shares reported includes 168,500 shares issuable upon exercise of options granted under the Company’s stock option plans, 9,959 restricted stock units and 49,121 share equivalents held at February 15, 2012, in the Company’s Deferred Compensation Plan.

(9)
The number of shares reported includes 6,000 shares issuable upon exercise of options granted under the Company’s 1998, 2001 and 2004 stock option plans, 1,000 shares held by a family member for which beneficial ownership of such shares is disclaimed, and 61,340 share equivalents held at February 15, 2012, in the Company’s recently terminated Directors’ Deferred Compensation Plan.

(10)	The number of shares reported includes 6,000 shares issuable upon exercise of options granted under the Company’s 1998 and 2001 stock option plans.
(11)
The number of shares reported includes 8,000 shares issuable upon exercise of options granted under the Company’s 1998, 2001 and 2004 stock option plans, and 31,070 share equivalents held at February 15, 2012, in the Company’s recently terminated Directors’ Deferred Compensation Plan.

(12)	The number of shares reported includes 18,750 shares issuable upon exercise of options granted under the Company’s stock option plans.
(13)	The number of shares reported includes 41,000 shares issuable upon exercise of options granted under the Company’s stock option plans and 5,400 restricted stock units.
(14)	The number of shares reported includes 72,000 shares issuable upon exercise of options granted under the Company’s stock option plans and 6,530 restricted stock units.
(15)	The number of shares reported includes 98,500 shares issuable upon exercise of options granted under the Company’s stock option plans and 7,562 restricted stock units.
(16)
The number of shares reported includes 446,750 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days, 29,451 restricted stock units, 167,956 share equivalents held at February 15, 2012 in the Director’s Deferred Compensation Plan and 49,121 share equivalents held at February 15, 2012 in the Company’s Deferred Compensation Plan. Shares held by immediate family members are included and beneficial ownership of such shares is disclaimed.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Directors elected at this Annual Meeting shall hold office until the first annual meeting of stockholders following their election and until a successor shall have been elected and qualified or until the director’s prior death, resignation or removal.  That being the case, at this Annual Meeting eight (8) directors will be elected to hold office until the 2013 Annual Meeting and until their successors shall be elected and qualified. Each of the nominees has consented to serve as a director if elected. To be elected, each nominee for director requires a majority of the votes cast.

For purposes of electing directors, a “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director.  The Governance Committee has established procedures under which any director who is not elected (because the number of votes cast against such director’s candidacy exceeds the number of votes cast in favor of that candidacy) shall offer to tender his or her resignation to the Board.  In such case, the Governance Committee will make a recommendation to the Board on whether to accept or reject the offer to resign, or whether other action should be taken.  The Board will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

An uncontested election of directors is no longer considered a “routine” item under the NYSE rules.  As a result, brokers holding shares beneficially owned by their clients will no longer have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares.  It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors is counted.  Abstentions and broker non-votes will not be counted in connection with the election of directors.  The following sets forth with respect to the eight persons who have been nominated by the Board for election at this Annual Meeting certain information concerning their positions with the Company and principal outside occupations and other directorships held.  Except as otherwise disclosed herein, none of the corporations or organizations listed below is a parent, subsidiary or other affiliate of the Company.

The Board recommends a vote FOR the election of the eight (8) Nominees named below.

Nominees for Election to Serve as Directors Serving
until the 2013 Annual Meeting

The Company’s Corporate Governance Guidelines establish criteria for membership on the Board.  Under these criteria, the Governance Committee seeks to identify a diverse group of candidates for the Board.  These candidates should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders.  While neither the Board nor the Governance Committee has a formal policy regarding diversity in evaluating candidates, the Committee seeks to select nominees with a broad diversity of experience, professions, skills, geographic representations and backgrounds.  The skills and backgrounds of the nominees should include, among other things, experience in making decisions, a track record of competent judgment, the ability to function rationally and objectively, and experience in different businesses and professions.  The Committee does not assign specific weight to particular criteria and not all criteria apply to every candidate.  The Board believes that as a group the Board consists of a sufficiently diverse group in terms of experience, knowledge and abilities to allow the Board to fulfill its responsibilities to the stockholders and the Company.  Based on the experiences, attributes and skills of each of the Board's nominees set forth below, which exemplify the sought-after characteristics described above, the Board has concluded that each nominee possesses the appropriate qualifications to serve as a director of the Company.

Rosina B. Dixon, M.D. (age 69). Director since 1995.  Chairperson of the Compensation Committee and Member of the Regulatory Affairs Committee of the Board.  Dr. Dixon has been Medical Director, Advance Biofactures Corp., a pharmaceuticals company in Lynbrook, NY, since January 2012.  Prior to that she was Senior Director, Global Pharmacovigilance and Epidemiology at Sanofi-Aventis, a global biopharmaceuticals company, Bridgewater, NJ from 2006 to 2011.  From May 1986 to September 2006 she was a consultant to the pharmaceutical industry.  Dr. Dixon previously served as Vice President and Secretary of Medical Market Specialties Incorporated, as well as a member of its Board of Directors.  She was also previously Medical Director, Schering Laboratories, Schering-Plough Corporation.  Prior to that, Dr. Dixon was Executive Director Biodevelopment, Pharmaceuticals Division, CIBA-GEIGY Corporation.  Dr. Dixon has been a member of the Board of Directors of Church & Dwight Co., Inc. since 1979.

As Medical Director at Advance Biofactures Corp., Dr. Dixon provides insight into clinical development issues at small pharmaceutical companies.  From her previous experience as Senior Director, Global Pharmacovigilance and Epidemiology at Sanofi-Aventis, she has a unique perspective to offer the Company on a variety of issues relating to worldwide utilization, development, and production of APIs.  Dr. Dixon has also gained a wealth of knowledge regarding drug compounds and the pharmaceuticals business during her years as a consultant in the industry and while employed by Schering-Plough Corporation and CIBA-GEIGY.  With over 30 years of service on the Board of Directors of Church & Dwight Co., Inc., Dr. Dixon has valuable experience with the issues facing a Board of Directors.

Kathryn Rudie Harrigan (age 61). Director since 1994. Member of the Audit and Regulatory Affairs Committees of the Board.  In 1993, Dr. Harrigan became the first Henry R. Kravis Professor of Business Leadership at Columbia University Business School. Dr. Harrigan was previously Professor, Management Division of the Columbia University Business School and Academic Director of the Jerome A. Chazen Institute for International Business at Columbia University.  Dr. Harrigan is a founding member of the Strategic Management Society.  She has taught in several executive development programs for Columbia Business School, for Management Centre Europe (London and Brussels), Frost & Sullivan (London and Frankfurt), and Business Week Executive Programs (Amsterdam and several U.S. cities). She has taught in the Executive MBA Programs of Seoul National University, Ben Gurion University, St. Gallen University (Switzerland), and the Indian Institute of Planning and Management (India).  In 1989, Dr. Harrigan was elected a Fellow of the Academy of Management and has served on its Board of Governors as well as the Advisory Board of Ronin Development Corporation.  She has written for and has served on the Board of Editors of various journals including the Strategic Management Journal, Academy of Management Review (Consulting Editor), Academy of Management Journal, Columbia Journal of World Business, Academy of Management Executive, Journal of Business Strategy, and Journal of Engineering and Technology Management.

Dr. Harrigan's significant academic experiences include educating graduate level students in international and domestic business at top tier business schools and teaching executive development programs in several U.S. cities, the UK, Germany, Switzerland, and India, and earned her the distinction of being named the first Henry R. Kravis Professor of Business Leadership at Columbia University Business School. The depth and breadth of Dr. Harrigan's exposure to complex business issues worldwide makes her a skilled advisor.

Leon J. Hendrix, Jr.(age 70). Director since 1995.  Chairman of the Governance Committee and Member of the Compensation Committee of the Board.  Mr. Hendrix retired as Chairman of Remington Arms Co. in May 2007.  He was Chairman of Remington Arms Co. from December 1997.  From December 1997 until April 1999 he was also Chief Executive Officer.  From 1993 to 2000, Mr. Hendrix was a Principal of Clayton, Dubilier & Rice, Inc., a private investment firm. Prior thereto, Mr. Hendrix was with Reliance Electric Company, a manufacturer and seller of industrial and telecommunications equipment and services.  Since 1973, he held a series of executive level positions with Reliance Electric Company, most recently as Chief Operating Officer and was a member of the Board of Directors since 1992.  Mr. Hendrix was a member of the Board of Directors of Keithley Instruments, Inc. from 1990 to 2010 and NACCO Industries from 1995 to 2006.  He is a Member and Past Chairman of the Clemson University Board of Trustees.

Having been the Chief Executive Officer of Remington Arms Co. and holding a series of executive level positions including Chief Operating Officer at Reliance Electric Company, Mr. Hendrix has extensive business experience.  In addition, Mr. Hendrix's position as a Principal of Clayton, Dubilier & Rice, Inc. has provided him significant experience in dealing with financial matters and his positions on the Boards of Reliance, Keithley Instruments, Inc., NACCO Industries and the Clemson University Board of Trustees have provided him valuable insight into the role of the Board of Directors.

Ilan Kaufthal (age 64). Director since formation of the Company in 1983. Member of the Audit and Compensation Committees of the Board.  Mr. Kaufthal is currently Senior Advisor at Irving Place Capital, a private equity firm.  He is also Chairman of East Wind Advisors, a broker dealer.  Mr. Kaufthal currently serves as a member of the Boards of Directors of Tronox, Inc., a publicly traded producer of titanium dioxide pigment based in Oklahoma City, Oklahoma, Blyth, Inc., a leading designer and marketer of candles, accessories for the home and wellness products, located in Greenwich, Connecticut and Edmunds.com, a private company.  He was Vice Chairman of Investment Banking at Bear, Stearns & Co. Inc. from May 2000 until June 2008.  Prior to joining Bear, Stearns & Co. Inc., Mr. Kaufthal was with Schroder & Co. Incorporated as Vice Chairman and head of mergers and acquisitions for thirteen years.  Prior thereto, he was with NL Industries, Inc., a firm in the chemicals and petroleum services businesses, as its Senior Vice President and Chief Financial Officer.

With his extensive background in the investment banking community coupled with his business experience as the Chief Financial Officer of NL Industries, Mr. Kaufthal brings a unique perspective to the Board.  Mr. Kaufthal's extensive investment banking experience makes him an invaluable advisor particularly in the context of merger and acquisition activities.

Steven M. Klosk (age 55). Director since 2008. Mr. Klosk joined Cambrex in 1992 and was elected President and Chief Executive Officer of Cambrex and became a member of the Board in May 2008. In 2007 he was appointed Executive Vice President and Chief Operating Officer of Cambrex and assumed the responsibility of the Pharmaceutical business. Between 2005 and 2007, Mr. Klosk served as Executive Vice President and Chief Operating Officer of the Pharma and BioPharmaceutical Business Unit. Between 1992 and 2005, he held positions of increasing responsibility including Executive Vice President-Administration. Mr. Klosk currently serves on the Board of Directors of NPS, a privately held packaging company, and the Foundation Board for St. Joseph’s Hospital in Paterson, New Jersey.

Having served in a variety of increasingly senior positions, including President and Chief Executive Officer at the Company, Executive Vice President-Administration and Chief Operating Officer, Mr. Klosk has a unique perspective on the day-to-day operations and strategic development of Cambrex.  In these positions, Mr. Klosk has been responsible for both the operations of the Company and the overall human resources decisions giving him insight into the talent management process as well as the business and operational functions of the organization.

William B. Korb (age 71). Director since 1999.  Member of the Audit Committee and Chairman of the Regulatory Affairs Committee of the Board.  From 1987 until his retirement on March 1, 2001, Mr. Korb was Director, President and Chief Executive Officer of Marconi Commerce Systems, Inc., formerly Gilbarco Inc., the world’s leading gasoline pump and dispenser manufacturing company.  Prior to joining Gilbarco, he was an Operating Vice President of Reliance Electric Company, a position he held from 1979 to 1987.  Mr. Korb  served on the Board of Premier Farnell plc from February 2003 to June 2010.

Mr. Korb has extensive business experience including seven and half years as a Director of Premier Farnell plc, over a year as Director, President and Chief Executive Officer of Marconi Commerce Systems, Inc., fourteen years as Director, President and Chief Executive Officer of Gilbarco and twenty-five years in management positions with increasing responsibility at Reliance Electric Company.  This experience provides him with a strong background in dealing with financial and operational issues at large corporations.

John R. Miller (age 74). Director since 1998.  Non-Executive Chairman of the Board and Member of the Compensation and Governance Committees of the Board.  Since August 2006 to the present, Mr. Miller has also served as Non-Executive Chairman of the Board of Graphic Packaging Holding Company, a global paperboard and packaging company.  Mr. Miller was a Director of Eaton Corporation, a global diversified industrial manufacturer.  In addition, he served as Non-Executive Chairman of SIRVA, Inc., a provider of moving and relocation services, from 2006 to 2008.  He is also a past Director and Chairman of the Federal Reserve Bank of Cleveland and he served with The Standard Oil Company as a Director, President and Chief Operating Officer from 1980 until 1986.

With his many years of experience serving on the Boards of Directors of a number of public and private companies combined with his experience on the Board of the Federal Reserve Bank of Cleveland and as a senior officer at The Standard Oil Company, Mr. Miller is a seasoned executive with extensive leadership and Board-level background. In addition, Mr. Miller serves as the Non-Executive Chairman of Graphic Packaging Holding Company and has served as the Non-Executive Chairman of SIRVA, Inc., experience that positions him well to act as our Non-Executive Chairman.

Peter Tombros (age 69). Director since 2002. Chairman of the Audit Committee and Member of the Governance Committee of the Board.  Since 2006, Mr. Tombros has been Professor, Distinguished Executive in Residence, Eberly College of Science BS/MBA Program, Pennsylvania State University.  From 2001 until 2005, he was former Chairman of the Board and Chief Executive Officer of VivoQuest, a private biopharmaceutical company.  From 1994 to 2001, he served as President and Chief Executive Officer of Enzon Pharmaceuticals.  Before joining Enzon Pharmaceuticals, Mr. Tombros spent 25 years with Pfizer, Inc. as Vice President of Marketing, Vice President Corporate Strategic Planning, Senior Vice President and General Manager and as Executive Vice President of Pfizer Pharmaceuticals, Inc.  Mr. Tombros is Director and Non-Executive Chairman of the Board of Directors of NPS Pharmaceuticals.

Mr. Tombros has broad operating and board experience in the pharmaceutical industry including big pharma, biotechnology, specialty pharma, generic pharma and clinical research organizations.  Mr. Tombros has served on eight different public company boards.  He has been both a member and chair of many board committees including audit, compensation, governance and special committees among others.  He has also served as Non-Executive Chairman of three of those public company boards.  This unique combination of executive operating experience, public board experience, and academic perspective make him a tremendous asset in assessing financial and strategic issues facing the company and providing valued advice to the Company, the Board and its committees.

Company Policies and Procedures related to Review, Approval and Ratification of Transactions with Related Persons

Pursuant to the Company’s Corporate Governance Guidelines, the Board expects Cambrex directors, officers and employees to act ethically at all times and to adhere to the Company’s Code of Business Conduct and Ethics, including the Company’s policies on Business Conduct and Ethics and Conflicts of Interest.  A “conflict of interest” occurs when an individual’s personal interests interfere in any way (or even appear to interfere) with the interests of the Company. A conflict situation can arise when a director takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest also arise when a director, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company.

A potential conflict of interest with respect to a proposed transaction is required to be reported to the Company’s General Counsel and Chief Executive Officer and the Board’s Governance Committee.  The Governance Committee will evaluate the circumstances surrounding the potential conflict of interest and recommend action to the full Board, which will consider any such recommendation.  The Board is responsible for the ultimate determination as to whether the transaction giving rise to the potential conflict of interest can proceed.

In addition, the Audit Committee is responsible for the review and approval of related-person transactions that are required to be disclosed under Item 404 of Regulation S-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Common Stock, to file reports of ownership and transactions in the Company’s securities with the SEC and the NYSE. Such directors, executive officers and ten percent stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, and on written representation from certain of the Company’s directors and executive officers that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were complied with during the 2011 fiscal year with the exception of one Section 16(a) filing relating to one transaction for Aldo Magnini filed after the required period.  All required Section 16(a) filings for Mr. Magnini have currently been filed.

CORPORATE GOVERNANCE

The Board is responsible for directing the management of the business and affairs of the Company. The Board holds regular meetings five times each year and holds additional special meetings as necessary.  During 2011 the Board held five meetings.  Pursuant to Cambrex’s Corporate Governance Guidelines, directors are expected to attend board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The Board recognizes that occasional meetings may need to be scheduled on short notice when the participation of a director is not possible and that conflicts may arise that may prevent a director from attending a regularly scheduled meeting. The Board expects, however, that each director will make every reasonable effort to keep absences to a minimum. Although participation by telephone conference or other communications equipment is allowed, personal attendance is encouraged.  In 2011, each of our  incumbent directors attended all Board meetings and all meetings of Board committees on which they served.  All nine directors attended the Company’s annual meeting of stockholders in April of 2011.

Our Board has affirmatively determined, after considering all of the relevant facts and circumstances, that all of the directors, other than Steven M. Klosk, are independent from our management under the standards set forth in the Company’s Independence Standards for Directors, which was adopted by the Board in 2004 and is available on the Company’s website (www.cambrex.com).  This means that none of the independent directors have any direct or indirect material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. As a result, the Company has a majority of independent directors on our Board as required by the listing standards of the NYSE.  The Board has also adopted the Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, including the Chief Executive Officer, the Chief Financial Officer and the principal accounting officer.  This policy can also be found on the Company’s website (www.cambrex.com).

Independent directors have regularly scheduled executive sessions in which they meet without the presence of members of management. These executive sessions occur before or after each regularly scheduled meeting of our Board and may also occur in conjunction with special meetings.  John R. Miller leads these executive sessions as Non-Executive Chairman of the Board.

Board Leadership Structure

From formation of the Company in 1983 until 2008, the positions of Chairman of the Board and Chief Executive Officer were held by the same person.  In 2008, the Board reassessed its structure upon a change in the Chief Executive Officer of the Company.  Consequently, on May 14, 2008, the Board resolved to separate the role of Chairman and Chief Executive Officer in order to enhance independent Board leadership and overall corporate governance at the Company.  Since July 1, 2008, John R. Miller has held the title of Non-Executive Chairman of the Board.

Risk Oversight

The role of the Board in managing risk at the Company is to have ultimate oversight for the risk management process.  Management has day-to-day responsibility for the identification and control of risk facing the Company including timely identifying, monitoring, mitigating and managing those risks that could have a material impact on the Company.  Further, management has the responsibility to report these risks as they arise to the Board and its committees and the Company’s auditors.  The Board has delegated certain risk assessment responsibilities to the Audit Committee, the Compensation Committee, the Governance Committee and the Regulatory Affairs Committee.  In particular, the Audit Committee focuses on financial risk, including internal controls covering the safeguarding of assets and the accuracy and completeness of financial reporting.  The Compensation Committee sets compensation programs for management that take into consideration alignment of management compensation with building shareholder value while avoiding compensation policies that reward excessive risk taking.  On July 28, 2011, the Audit Committee appointed William M. Haskel, the Company’s Senior Vice President, General Counsel and Corporate Secretary as Chief Compliance Officer.  In that capacity Mr. Haskel is responsible for implementing the Company’s compliance and ethics initiatives including providing the Audit Committee with quarterly and annual reviews of the effectiveness of the compliance and ethics program.  The Governance Committee oversees the annual Board self-evaluation and director nomination process in order to ensure a diverse and well balanced Board and provides input to the Board related to the make-up of the Company’s senior management team.  Finally, the Regulatory Affairs Committee manages risk related to regulatory compliance and provides oversight with regard to the Company’s compliance with regulatory requirements including Food and Drug Administration and Drug Enforcement Agency requirements, environmental, safety and health requirements at all of its manufacturing facilities as well as regulatory public policy issues facing the Company.  These Committees meet regularly and report their findings to the Board throughout the year.  The Company also maintains insurance policies that would reimburse the Company for a wide range of potential losses that the Company could incur in due course.  The Company regularly reviews the levels, terms and conditions of this coverage to ensure they are prudent given the nature and size of the Company operations.  Management periodically reports to the Audit and Regulatory Affairs Committees regarding the review of the Company’s insurance coverage.

Shareholder Communications with our Board

The Company is committed to providing stockholders and other interested persons with an open line of communication for bringing issues of concern to the Company’s non-management directors. In January 2004, the Board approved the following process by which such communications may be made and for handling any such communications received by the Company:

Any stockholder or interested person may communicate with the Company’s non-management directors as a group by sending a communication to the Board, c/o Corporate Secretary, Cambrex Corporation, One Meadowlands Plaza, 15th Floor, East Rutherford, New Jersey 07073.  All communications will be reviewed by the Company’s Corporate Secretary who will send such communications to the non-management directors unless the Corporate Secretary determines that the communication does not relate to the business or affairs of the Company or the function of the Board or its committees, or relates to insignificant matters that do not warrant the non-management directors’ attention or is not otherwise appropriate for delivery to the non-management directors.

The non-management directors who receive such communication will have discretion to determine the handling of such communication, and if appropriate, respond to the person sending the communication, as well as disclosure, which shall be consistent with the Company’s policies and procedures and applicable law regarding the disclosure of information.

The Board has established four standing committees: the Regulatory Affairs Committee, the Governance Committee, the Audit Committee and the Compensation Committee.  Each committee has a charter that has been adopted by such committee and approved by the Board.  Printable versions of the charters of such Committees as well as the Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website (www.cambrex.com), under the “Governance” link of the “Investors” section. The Company will also provide any of the foregoing information in print without charge upon written request to the Corporate Secretary, Cambrex Corporation, One Meadowlands Plaza, 15th Floor, East Rutherford, New Jersey 07073.

REGULATORY AFFAIRS COMMITTEE
William B. Korb, Chairperson
Rosina B. Dixon, M.D.
Kathryn R. Harrigan

Regulatory Affairs Committee

The Regulatory Affairs Committee, comprised of three independent directors, oversees the Company’s compliance with various Food and Drug Administration and Drug Enforcement Agency regulatory requirements and environmental, health and safety affairs.  Each year the Regulatory Affairs Committee develops a calendar-year annual schedule for the coming year.  The Chair reports the Regulatory Affairs Committee’s actions and recommendations to the full Board following each Regulatory Affairs Committee meeting.  The Regulatory Affairs Committee held four meetings during 2011.

GOVERNANCE COMMITTEE
Leon J. Hendrix, Jr., Chairperson
David R. Bethune
John R. Miller
Peter G. Tombros

Governance Committee

The Governance Committee, comprised of four independent directors as defined by the rules and regulations of the Securities and Exchange Commission (“SEC”), the listing standards of the NYSE and the Company’s Independence Standards for Directors, is responsible for, among other things, (i) reviewing the composition of the Board to assure that the proper skills and experience are represented on the Board, (ii) identifying candidates qualified to become Board members, and recommending to the Board the nominees to stand for election as directors to the Board at Annual Stockholder Meetings and candidates for newly created directorships and vacancies on the Board, (iii) overseeing the annual evaluation of the Board and management and (iv) developing and reviewing corporate governance principles and recommending changes as necessary.  The Charter of the Governance Committee has been adopted by the Committee and approved by the Board.  Each year the Governance Committee develops a calendar-year annual schedule for the coming year.  The Chair reports the Governance Committee’s actions and recommendations to the full Board following each Governance Committee meeting.  The Governance Committee held three meetings in 2011.

Consideration of Director Nominees

Director Qualifications

The Company’s Corporate Governance Guidelines set forth Board membership criteria.  As described above, under these criteria, the Committee seeks to identify a diverse group of candidates for the Board who possess the highest personal and professional ethics, integrity and values and are committed to representing the long-term interests of the stockholders.  The Committee conducts an annual review of the Corporate Governance Guidelines and a self-assessment of the Board.  As part of such review, if necessary, the Committee has the discretion to recommend to the Board a modification to the Board membership criteria and make up.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Directors should not serve on more than four other boards of public companies in addition to the Cambrex Board. Current positions in excess of these limits may be maintained unless the Board determines that doing so would impair the director’s service on the Cambrex Board.

Identifying and Evaluating Nominees for Directors

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, and the Governance Committee concludes that the vacancy should be filled, it will consider various candidates for the vacancy. Candidates may come to the attention of the Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee, and may be considered at any point during the year. The Governance Committee also considers properly submitted stockholder nominations for candidates for the Board. In addition to the standards and qualifications set out in the Company’s Corporate Governance Guidelines, the Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, experience with the Company, the balance of management and independent directors, the need for Audit Committee or other expertise and the evaluations of other prospective nominees. There are no differences in the manner in which the Governance Committee evaluates nominees for director based on whether or not the nominee is recommended by a stockholder.

Stockholder Nominees

The Governance Committee will consider nominees recommended by stockholders. Such recommendations for the 2013 Annual Meeting should be sent to the Corporate Secretary of the Company in accordance with the procedures described under the heading “Stockholder Proposals for 2013.”  Nominees recommended by stockholders receive the same consideration as any other proposed nominees.

AUDIT COMMITTEE
Peter G. Tombros, Chairperson
David R. Bethune
Kathryn R. Harrigan
Ilan Kaufthal
William B. Korb

Audit Committee

The Audit Committee consists of five independent directors.  The Board has determined that each member of the Audit Committee (i) is independent within the meaning of the rules and regulations of the SEC, the NYSE listing standards and the Company’s Independence Standards for Directors; and (ii) satisfies the financial literacy requirements of the NYSE listing standards. Further, the Board has determined that at least one member of the Audit Committee satisfies the financial expertise requirements of the NYSE listing standards. The Board has also determined that Mr. Peter Tombros, Audit Committee Chairperson, is an Audit Committee Financial Expert, as that term is defined by current SEC rules.

The role of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee (i) the integrity of the Company’s financial reporting process; (ii) the Company’s systems of internal accounting and financial controls; (iii) the annual independent audit of the Company’s financial statements; (iv) the independent registered public accountant’s qualifications and independence; and (v) the Company’s compliance with legal and regulatory requirements. The Audit Committee’s role is one of oversight and it recognizes that the Company’s Management is responsible for preparing the Company’s financial statements and that the Company’s independent registered public accountants are responsible for auditing those financial statements.

Each year the Audit Committee develops a calendar-year annual schedule for the coming year.  The Chair reports the Audit Committee’s actions and recommendations to the full Board following each Audit Committee meeting.  The Audit Committee met four times in 2011. The Audit Committee met individually with Management, with BDO, the Company’s independent registered public accountants, and with the Company’s outsourced internal auditors, as appropriate.

The Audit Committee reviewed and had discussions with Company Management and BDO regarding the quarterly and annual financial statements, including a discussion of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed and had discussions with BDO regarding the matters required to be discussed by Statement of Auditing Standards No. 61. Further, the Audit Committee received the written disclosures and the letter from BDO required by Public Company Accounting Oversight Board Rule 3526 (Independence Discussions with Audit Committees) and has discussed such disclosures and letter with representatives of BDO regarding its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

COMPENSATION COMMITTEE
Rosina B. Dixon, M.D., Chairperson
Leon J. Hendrix, Jr.
Ilan Kaufthal
John R. Miller

Compensation Committee

The Compensation Committee, comprised of four independent directors, conducts reviews of the Company’s general and executive compensation policies and strategies and oversees and evaluates the Company’s overall compensation structure and programs. The Board has determined that each member of the Compensation Committee is (i) independent within the meaning of the rules and regulations of the SEC, NYSE listing standards and the Company’s Independence Standards for Directors; and (ii) is a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 and satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“the Code”).  Each year the Compensation Committee develops a calendar-year annual schedule for the coming year.  The Chair reports the Compensation Committee’s actions and recommendations to the full Board following each Compensation Committee meeting.  The Compensation Committee held five meetings during 2011.

The Compensation Committee’s role is to work with executive management in developing a compensation philosophy.  The Compensation Committee determines compensation for the President and Chief Executive Officer and reviews and approves compensation and bonus programs for all senior executives.  Compensation recommendations for senior executives other than the President and Chief Executive Officer are initiated by the President and Chief Executive Officer for discussion and decision by the Committee.  The Compensation Committee also oversees the Company’s general employee benefit programs, including the Company’s employee equity plans.  The Compensation Committee also annually conducts a self-evaluation of its own performance for the prior year in order to encourage continuous improvement.  For its self-evaluation the Compensation Committee referred to materials provided by the Governance Committee.  The Compensation Committee conducts these reviews and the self-evaluation annually.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2011 were Rosina B. Dixon, Leon J. Hendrix, Jr., Ilan Kaufthal and John R. Miller, each of whom is a non-employee independent director.  No member of the Compensation Committee had any direct or indirect material interest in a transaction of Cambrex or a business relationship with Cambrex, in each case that would require disclosure under Item 407 of Regulation S-K or any other rules or regulations of the SEC.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This Report is provided by the following independent and outside directors who comprise the Compensation Committee.

Rosina B. Dixon, M.D., Chairperson
Leon J. Hendrix, Jr.
Ilan Kaufthal
John R. Miller

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion of our executive compensation program and compensation decisions made for the fiscal year ended 2011.  This discussion relates to the executive officers named in the Summary Compensation Table on page [•]. We refer to these officers as the “Named Executive Officers.”

The following discussion includes statements regarding performance targets with respect to our executive compensation program.  These targets and goals are disclosed in the limited context of Cambrex’s compensation programs and should not be interpreted to be statements of management’s expectations or estimates of results or other guidance. Cambrex specifically cautions investors not to apply these statements to other contexts.

Objectives of our Executive Compensation Program

The objectives of our executive compensation program are as follows:

•
Competitive Compensation Package.  In order to attract, motivate and retain high-quality executives with the requisite skills and abilities to enable the Company to achieve superior results, we seek to provide a total compensation package, including base salary, cash incentives and long-term equity-based awards, that is competitive for the markets in which Cambrex participates.

•
Reward performance.  We place a strong emphasis on results, and therefore a significant portion of our executives’ compensation package is performance-based compensation, including cash incentives and long-term equity-based awards, which is designed to reward executives for the Company’s achievement of its financial goals, as well as the executives’ contributions to the achievement of those goals.

•
Align the interests of our executives with those of our shareholders. A significant portion of our compensation program is in the form of long-term equity-based awards, which serve to align the interests of our executives with those of our shareholders by rewarding executives for increasing shareholder value.

Compensation Process

The Compensation Committee determines the compensation of our President and Chief Executive Officer, as well as the compensation of our other Named Executive Officers.  Our President and Chief Executive Officer provides recommendations to the Compensation Committee on the compensation of the Named Executive Officers (other than for himself), and consults with the Compensation Committee regarding such recommendations.  Also, particularly in relation to the determination of the key elements of our compensation program, our Chief Financial Officer and our human resources department assist our President and Chief Executive Officer in preparing recommendations to the Compensation Committee.  Further, the human resources department assembles compensation information regarding the Named Executive Officers for the Compensation Committee’s consideration.  Also, as discussed in more detail below, the Compensation Committee periodically has engaged an independent compensation consultant to provide the Compensation Committee with market compensation data.

In determining or otherwise assessing recommendations for compensation, the Compensation Committee reviews the total compensation package.  Elements considered include salaries, target annual and long-term incentives, retirement benefits, severance arrangements and change-of-control arrangements, to ensure their appropriateness in light of the Company’s strategic goals, the Named Executive Officer’s contributions to the Company, benchmarking data, and economic and market conditions.  In setting the parameters of the compensation, the Compensation Committee may increase or decrease awards and may alter the balance between the cash and equity portions of certain awards.

As part of establishing compensation policies and making compensation determinations, the Compensation Committee also considers feedback received from our shareholders, which includes the results of the advisory votes at our most recent annual meeting. The Compensation Committee considered the favorable results of the 2010 shareholder advisory vote on executive compensation as one of several factors in maintaining the overall design of our executive compensation program for 2011. In addition, at our 2011 annual meeting of stockholders, a majority of our shareholders supported a proposal to hold an annual vote on our executive compensation program. In response, the Board has determined to hold this vote annually until the next frequency vote, rather than the triennial voting it had originally recommended.

Compensation Consultants and Peer Group Comparison Data

In 2010, the Compensation Committee retained James F. Reda & Associates, LLC (“Reda”), an independent compensation consultant, to aid in analyzing our executive compensation program, including, more particularly, helping us compile and review benchmark data to ensure that our executive compensation program is competitive and in line with market practice.  In 2011, the Compensation Committee did not retain an independent compensation consultant.  The Company’s human resources department updated the 2010 data prepared by Reda to reflect the latest available information for the Compensation Committee’s review, which was then used by the Compensation Committee to make decisions regarding our executive compensation program in 2011.

After considering a variety of factors, including the information provided in 2010 by Reda (as updated as set forth above), as well as with input from the President and Chief Executive Officer, the Compensation Committee determined the applicable 2011 benchmarking targets.  For 2011, the Compensation Committee concluded that for each of our Named Executive Officers it was appropriate to target total compensation (i.e., salary, annual cash incentives and long-term equity-based compensation) at the median level of compensation of similarly situated executives at companies within a specified peer group.  The peer group for 2011 consisted of the following 13 publicly-traded life sciences companies that are similar in size, as determined by revenues, to Cambrex:

American Vanguard Corp.	Par Pharmaceutical Companies, Inc.
AMRI	Prestige Brands Holdings
Balchem Corp.	QLT Inc.
Dionex Corp.	Reliv International Inc.
Gen-Probe Inc.	Techne Corp.
Illumina Inc.	ViroPharma Inc.
Nutraceutical Intl Corp

The composition of the peer group in 2011 was unchanged from 2010, except that the group no longer included Martek Biosciences Corp. and Chattem Chemicals, Inc. Both companies were acquired during 2010 and thus 2011 compensation information was not publicly available.  Dionex Corp. was also acquired during 2011 but it remained part of the 2011 peer group because its 2011 compensation data was publicly available.

Elements of Compensation

The following summarizes the various elements of the total compensation package of our executives, including the Named Executive Officers:

Base Salary

As a necessary tool to attract and retain highly qualified executives, the Compensation Committee reviews base salaries of our Named Executive Officers annually to ensure they are competitive and fairly compensate the Named Executive Officers for their roles with the Company.  The Compensation Committee generally targets a base salary level for each Named Executive Officer at or near the median base salary of similarly situated executives of our peer group of companies, but also considers, on a subjective basis, the Named Executive Officer’s effectiveness in his role, the overall nature, level and complexity of his responsibilities, and his tenure in the role.  The Compensation Committee also considers the recommendations of the Chief Executive Officer (other than for his own base salary).

On January 27, 2011, the Compensation Committee approved a base salary increase for Mr. Sargen from $341,676 to $365,000 and for Mr. Magnini from €215,000 to €240,000.  In addition, the Compensation Committee approved a base salary increase for Mr. Klosk from $450,000 to $500,000 on October 18, 2011, Mr. Klosk’s first increase since 2008.

Performance-Based Compensation

Annual performance-based compensation and long-term equity or equity-based incentive awards comprise a significant portion of the compensation we pay to our Named Executive Officers.  These compensation components are essential to our pay-for-performance philosophy, which seeks to vary compensation depending on (i) the level of achievement of the Company’s strategic and financial goals (as well as a Named Executive Officer’s contributions towards the achievement of those goals), and (ii) the creation of shareholder value over the long-term.

Annual Cash Incentive Awards

Each year the Compensation Committee, in consultation with the President and Chief Executive Officer and the Chief Financial Officer, sets goals and objectives for the Company’s Named Executive Officers.  At year end, the attainment of results, measured against the Named Executive Officers’ goals and objectives, is reviewed by the Compensation Committee subsequent to review and recommendation by the President and Chief Executive Officer.

The following table reflects the minimum, target and maximum levels for the various Company-based performance metrics used in calculating 2011 incentive awards for Messrs. Klosk, Cavanagh, Sargen, Russolo and Magnini:

($ in millions)

Performance Metric	Minimum	Target	Maximum	Weight

Revenue	$244.2	$248.7	$253.2	20%
EBITDA	$43.0	$46.0	$49.0	50%
Net Debt	$81.4	$77.4	$73.4	30%

The Revenue metrics set forth in the table above were based on the Company’s 2010 revenue amount, applying growth rates of 3% at the “Minimum” level, 5% at the “Target” level and 7% at the “Maximum” level for 2011, excluding, in each case, the impact of changes in foreign exchange rates.  For purposes of applicable targets, “EBITDA” is defined as operating profit from continuing operations plus depreciation and amortization plus 51% of operating profit plus depreciation and amortization for Zenera Pharma, an unconsolidated entity in which Cambrex owns a 51% stake, and “Net Debt” is defined as debt less cash and cash equivalents and reflects the average of the net debt balance at the end of each calendar quarter within 2011.  All metrics exclude any restructuring costs and the impact of acquired or divested companies during the year and transaction costs.

The amount of each Named Executive Officer’s annual cash incentive compensation is based on a percentage of the Named Executive Officer’s base salary, prorated for the weight accorded to each metric. For performance below the minimum threshold, no incentive award would be paid.  If minimum threshold performance is achieved, up to 50% of each Named Executive Officer’s base salary would generally be payable as an annual cash incentive award; up to 60% of base salary would generally be payable if performance met the target threshold; and up to 200% of base salary would generally be payable if performance met or exceeded the maximum threshold. For performance levels between thresholds, the potential award percentage for each metric is interpolated on a straight line basis.  The Compensation Committee retains negative discretion to adjust the payout under the annual cash incentive plan based on its subjective assessment of the Company’s and/or the individual Named Executive Officer’s performance for the year.  The Compensation Committee does not establish formal goals or objectives for the Named Executive Officers with regard to individual performance.  For 2011 the Compensation Committee did not make any discretionary adjustments to the annual cash incentive awards.

For 2011, Revenue, EBITDA and Net Debt performance against goals yielded an annual cash incentive award of 143% of base salary for the following Named Executive Officers in the amounts shown:  Mr. Klosk – $715,217, Mr. Cavanagh – $536,413, Mr. Sargen – $522,108, Mr. Russolo –  $517,579 and Mr. Magnini –  $477,765.

Long-Term Incentive Awards

The Compensation Committee views long-term incentive awards as an integral component of our compensation program, promoting executive retention and creation of long-term shareholder value by aligning the interests of Named Executive Officers with those of our shareholders.  The Compensation Committee uses the median of long-term incentive awards granted by the peer group as a reference point when evaluating long-term incentive awards as part of the Named Executive Officers’ overall compensation.  While the peer group data for the Named Executive Officer’s position is the key factor in determining the amount of long-term incentive awards, the Compensation Committee also considers such factors as the Named Executive Officer’s effectiveness in his role, the amounts of prior awards, the overall nature, level and complexity of his responsibilities, his tenure in the role, and to the extent that it is a limiting factor, the number of shares available to be granted under shareholder approved equity incentive plans.

Messrs. Klosk, Cavanagh, Sargen and Magnini received long-term equity and equity-based incentive awards in 2011.  These awards consisted of stock options and cash-settled performance share units (“PSUs”) granted under the Company’s 2009 Long-Term Incentive Plan and, with respect to Mr. Cavanagh’s stock options, under the 2001, 2003, 2004 and 2009 plans, respectively.  The Compensation Committee chose to grant (and historically has chosen to grant) stock options to provide the Named Executive Officers with an incentive to drive long-term appreciation in the value of the Company’s stock for the benefit of shareholders.  The Company considers stock options to be performance-based incentives because they provide value to the recipient only if the price of the Company’s Common Stock increases above the option’s exercise price, which is set at the fair market value of the Common Stock on the date of the grant.  The Compensation Committee chose to grant (and has historically chosen to grant) PSUs to reward the Named Executive Officers for relative performance compared to publicly-traded life sciences companies competing in the same industry as the Company.  Typically, our PSUs are based on three-year performance measures and are not paid out until after the third anniversary of the grant date. Our stock options generally vest in equal increments over a four-year period at each annual anniversary of the grant date.  Both stock options and PSUs are subject to a Named Executive Officer’s continued employment as of an applicable vesting date, but may sooner vest in whole (in the case of stock options) or in part (in the case of PSUs) upon a change in control or, in the case of PSUs, in the event of certain terminations of the grantee’s employment.

On January 27, 2011, Mr. Cavanagh received a grant of 75,000 stock options with an exercise price set at $5.12 in connection with the commencement of his employment with the Company.  On October 18, 2011, Messrs. Klosk, Cavanagh, Sargen, and Magnini received grants of 100,000 stock options, 35,000 stock options, 25,000 stock options, and 20,000 stock options, respectively, each with an exercise price set at $5.72. The Company sets exercise prices for each option grant at the mean price between the daily high and low trading prices for its Common Stock on the option’s grant date.

PSU awards provide the Named Executive Officer the right to receive the cash value of a certain number of shares of the Company’s Common Stock in the future, which number depends on the Company’s level of achievement of revenue growth and EBITDA growth as compared to the relative revenue growth and EBITDA growth of the members of a specified peer group of companies over a specified performance period.  For purposes of the PSU awards made to Named Executive Officers in 2011, the peer group against which Cambrex’s performance will be measured generally consists of those companies with 2010 revenues between ten percent (10%) and seven hundred and fifty percent (750%) of the Company’s 2010 revenues that are contained in GICS Code 352030, Life Sciences Tools and Services, as of the first day of the month in which an award was granted.  The Compensation Committee determined that this group of companies was appropriate for the PSU awards because it consists of small capitalization U.S. public life sciences companies like Cambrex.

In 2011, the Company granted PSU awards with a cash value of up to a maximum of the following number of shares of our Common Stock to the following Named Executive Officers: Mr. Klosk – 100,000 shares; Mr. Cavanagh – 110,000 shares; and Mr. Sargen – 50,000 shares.  Mr. Cavanagh’s PSUs were granted as part of two separate awards: an award in April 2011 relating to his commencement of employment with Cambrex with a cash value of up to a maximum of 50,000 shares, and an award in October 2011 with a cash value of up to a maximum of 60,000 shares.  In October 2011, Messrs. Klosk and Sargen each received a single award of PSUs.  The period for measuring performance for the PSUs is generally the three-year period beginning on the first day of the month in which an award was granted and ending three years later. Revenue and EBITDA growth goals are weighted equally in each award.  The grantee will earn up to 25% of the maximum value of the award if the Company performs at the 25th percentile of the peer companies over the three-year period, up to 50% of the maximum value of the award if the Company performs at the 50th percentile and up to 100% of the maximum value of the award if it performs at the 75th percentile.  For performance levels between thresholds, the amount payable under the award is determined by interpolating on a straight line basis between the higher and lower thresholds.  If the Company’s performance falls below the 25th percentile for revenue growth or EBITDA growth over the three-year period, as the case may be, the grantee will receive no payment under the award in respect of such metric.  The maximum value of the award would be payable in the event that the Company performed at or above the 75th percentile for both metrics over the three-year period.

Severance and Change of Control Agreements

Cambrex has entered into employment and change of control agreements with certain Named Executive Officers, which are discussed in detail below in the section entitled “Potential Payments Upon Termination or Change of Control.”  Also detailed in that section are the potential payouts for each of the Named Executive Officers under a variety of potential termination scenarios covered by the agreements.  Those potential payouts are part of the total compensation package for each Named Executive Officer reviewed by the Compensation Committee each year.  Employment agreements for Named Executive Officers are used by the Company to establish key elements of the agreement between the Company and the Named Executive Officer, including certain agreements as to compensation that differ from the compensation provided under the Company’s standard plans and programs. The agreements also facilitate the establishment of restrictive covenants, including non-competition agreements, that bind Named Executive Officers and which may not otherwise be part of the employment relationship.

Upon his hire in January 2011, the Company entered into a change in control agreement with Mr. Cavanagh.  The Company did not amend any existing change-in-control agreements with other Named Executive Officers in 2011.

Deferred Compensation Plan

The Company had established the Non-qualified Deferred Compensation Plan for Key Executives (“Deferred Plan”), which was indefinitely suspended by the Board in December 2011. Prior to the Board’s action, under the Deferred Plan, officers and other key employees, including the Named Executive Officers, could elect to defer all or a portion of their pre-tax annual bonus and/or annual base salary in excess of an amount equal to the Social Security wage base plus $10,000.  The Deferred Plan is generally not funded by the Company.  Mr. Klosk, the only Named Executive Officer who participates in the Deferred Plan, did not elect to defer any amount under the Deferred Plan in 2011.

Savings Plan

The Company maintains the Cambrex Corporation Savings Plan (the “Savings Plan”), which is a defined contribution retirement savings plan intended to be qualified under Section 401(a) of the Code. Cambrex’s U.S.-based employees are able to defer up to the lesser of 50% of their annual salary or the limit prescribed by the Code to the Savings Plan on a pre-tax basis.  The Company matches 100% of the first 3% of a participant’s pay that he or she defers into the Savings Plan and 50% of the next 3% of a participant’s pay that he or she defers.  All employee deferrals into the Savings Plan are fully vested upon contribution; the Company’s matching contributions vest in 20% increments over the first five years of a participant’s employment with the Company.  Messrs. Klosk, Sargen and Cavanagh each participate in the Savings Plan.

Tax Considerations

Tax considerations influence the Compensation Committee’s decisions with respect to the Company’s compensation and benefit plans.  In particular, the Compensation Committee considers Section 162(m) of the Code, which generally limits to $1 million the amount of non-performance-based compensation that Cambrex may deduct in any calendar year for its President and Chief Executive Officer and the three highest paid Named Executive Officers other than the Chief Financial Officer.  In determining awards as part of our compensation program, we intend to take into account the availability of a tax deduction for the awards along with other considerations but may grant awards that do not qualify for an exemption from the deduction limitations under Section 162(m) of the Code or that may otherwise be limited as to tax deductibility.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table shows for fiscal years 2011, 2010 and 2009 the compensation awarded, paid to, or earned by the Named Executive Officers.

Name and Principal Position	Year	Salary1 ($)	Stock Awards2 ($)	Option Awards3 ($)	Non-Equity Incentive Plan Compensation4 ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings5 ($)	All Other Compensation6 ($)	Total Compensation
Steven M. Klosk	2011	$460,032	$286,000	$328,770	$715,217	$78,555	$11,025	$1,879,599
President & Chief Executive Officer	2010	$450,000	$384,513	$367,335	$237,354	$59,835	$11,025	$1,510,062
	2009	$450,000	$0	$0	$386,190	$58,616	$11,025	$905,831

Shawn P. Cavanagh	2011	$359,375	$300,100	$333,432	$536,413	$25,039	$8,575	$1,562,934
Executive Vice President and Chief Operating Officer

Gregory P. Sargen	2011	$363,056	$143,000	$82,193	$522,108	$0	$11,025	$1,121,382
Executive Vice President and Chief Financial Officer	2010	$341,676	$253,977	$122,445	$180,218	$0	$11,025	$909,341
	2009	$341,676	$0	$0	$293,226	$0	$25,115	$660,017

Paolo Russolo7	2011	$361,842	$0	$0	$517,579	$0	$108,155	$987,576
President, Cambrex Profarmaco	2010	$344,968	$108,523	$0	$181,955	$0	$198,222	$833,668
	2009	$362,284	$0	$118,650	$253,599	$0	$265,402	$999,935

Aldo Magnini7	2011	$334,008	$0	$65,754	$477,765	$0	$32,261	$909,788
Managing Director, Cambrex Profarmaco	2010	$285,262	$89,742	$0	$150,463	$0	$114,805	$640,272
	2009	$299,581	$0	$84,750	$209,707	$0	$139,948	$733,986

1
  Salary. Cambrex's fiscal year ends December 31.  Effective October 19, 2011 Mr. Klosk received a salary increase in the amount of $50,000.  Effective February 1, 2011 Mr. Sargen received a salary increase in the amount of $23,324 and Mr. Magnini received a salary increase of €25,000.

2
  Stock Awards.  Amounts reflect the aggregate grant date fair value of the awards computed in accordance with FASB Topic 718.  For 2011, amounts for Messrs. Klosk, Cavanagh and Sargen include the grant date fair value of cash-settled performance share awards which they have the opportunity to earn based on the Company achieving median performance for Sales and EBITDA growth over a three year period as measured against a peer group.  The value of Mr. Klosk's 2011 performance share award represents the grant date value of 50,000 shares.  The value of Mr. Cavanagh's 2011 performance share awards represents the grant date value of two grants, the first for 25,000 shares and the second for 30,000 shares.  The 2011 performance share award for Mr. Sargen represents the grant date value of 25,000 shares.  The Long Term Incentive Awards section within the Compensation Discussion and Analysis section of this document includes further explanation of PSUs and refers to the number of units that can be earned at the 75th percentile level, the Maximum, while amounts reflected above are at the 50th percentile, or Median level of performance.

3
 Option Awards. Amounts reflect the aggregate grant date fair value of the awards computed in accordance with FASB Topic 718.  The award values are calculated as of the grant date based on the number of options granted using a Black Scholes calculation of fair value that the Company uses to calculate compensation expense. The assumptions for the valuation are set forth in Note 15 of the Company's financial statements included in the Form 10-K filed with the SEC on February 7, 2012.

4	Non-Equity Incentive Plan Compensation. The 2011 amounts reflect the entire annual cash incentive plan awards paid in February 2012 for fiscal year 2011 performance.

5
 Change in Pension Value and Non-Qualified Deferred Compensation Earnings. This column shows the aggregate change in the actuarial present value of Mr. Klosk's and Mr. Cavanagh's accumulated benefits under all of our defined benefit pension plans (i.e., the Qualified Plan, the Deferred Plan, and the SERP for Mr. Klosk, the Qualified Plan only for Mr. Cavanagh).  Benefits earned under Cambrex's Qualified Plan and SERP were frozen in 2007 for all participants, and as such, amounts included within this column represent only the change in discounted present values of benefits due to changes in long term interest rates or other actuarial assumptions.  Mr. Cavanagh has accumulated benefits under the Qualified Plan based on his tenure with the Company prior to 2007 (when the Qaulified Plan was frozed as to new accruals).  For more information regarding accrued benefits under our pension plans, see the “Pension Benefits” table on page __.

6
 All Other Compensation.  For 2011, the amounts shown include the following benefits provided to the Named Executive Officers:  For Mr. Klosk, includes savings plan match of $11,025.  For Mr. Sargen, includes savings plan match of $11,025.  For Mr. Cavanagh, includes savings plan match of $8,575.  For Mr. Russolo, includes insurance premiums of €6,487 ($9,028), automobile allowance of €16,999 ($23,657), and €54,228 ($75,469) paid pursuant to an employment arrangement assumed by the Company as part of its acquisition of Cambrex Profarmaco Milano S.r.l.  For Mr. Magnini, includes insurance premiums of €8,061 ($11,218), and automobile allowance of €15.120 ($21,042).

7
 Messrs. Magnini's and Russolo's base salaries were €240,000 and €260,000 respectively.   Messrs. Magnini's and Russolo's non-equity incentive awards were €343,296 and €371,904 respectively.  For purposes of computing base salary and non-equity incentive awards we used an average exchange rate of 1.3917 dollars per euro for calendar year 2011, 1.3268 for calendar year 2010, and 1.3934 for calendar year 2009.

Grant of Plan-Based Awards Table

The following table contains information concerning each grant of an award made to each of the Named Executive Officers for 2011 under any plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards1			Estimated Future Payouts Under Equity Incentive Plan Awards2
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards3 ($/Sh)	Grant Date Closing Price of Shares Underlying Awards4 ($/Sh)	Grant Date Fair Value of Stock and Option Awards5 ($)
Steven M. Klosk		$250,000	$300,000	$1,000,000
PSU	10/18/11				25,000	50,000	100,000					$286,000
Stock Options	10/18/11								100,000	$5.72	$5.69	$328,770
Shawn P. Cavanagh		$187,500	$225,000	$750,000
Stock Options	01/27/11								75,000	$5.12	$5.03	$218,363
PSU	04/27/11				12,500	25,000	50,000					$128,500
PSU	10/18/11				15,000	30,000	60,000					$171,600
Stock Options	10/18/11								35,000	$5.72	$5.69	$115,070
Gregory P. Sargen		$182,500	$219,000	$730,000
PSU	10/18/11				12,500	25,000	50,000					$143,000
Stock Options	10/18/11								25,000	$5.72	$5.69	$82,193
Paolo Russolo		$180,921	$217,105	$723,684

Aldo Magnini		$167,004	$200,405	$668,016
Stock Options	10/18/11								20,000	$5.72	$5.69	$65,754

1
Non-Equity Incentive Plan amounts reflect threshold, target and maximum award amounts established for fiscal year 2011.  The actual amounts earned for 2011 performance and paid in February of 2012 are reported on the Summary Compensation Table.  Information on the performance metrics applicable to these awards under our annual cash incentive plan is included in the “Annual Cash Incentive Awards” section of the Compensation Discussion and Analysis.

2
Equity Incentive Plan Awards reflects the cash-settled performance share units ("PSU") granted to Mr. Cavanagh on April 27, 2011, and Messrs. Klosk, Cavanagh and Sargen on October 18, 2011.  Details of the performance criteria are included in the “Long-Term Incentive Awards” section of the Compensation Discussion and Analysis.

3	Option exercise price is calculated as an average of the high and low trading price on the date that the option is awarded.

4
Represents grant date value of stock awards and closing price of shares underlying option grants.  The company determines option exercise price using the average of the high and low trading price of the shares on the date the option is awarded.

5
Amounts reflect the aggregate grant date fair value of the awards computed in accordance with FASB Topic 718.  For 2011, amounts shown for Messrs. Klosk, Cavanagh and Sargen include the grant date fair value of PSUs, which each executive has the opportunity to earn based on the Company achieving the Target, or 50th percentile, performance level for revenue growth and EBITDA growth over a three-year period as measured against a peer group.  The value of Mr. Klosk's 2011 PSUs represents the grant date value of 50,000 shares.  The value of Mr. Cavanagh's 2011 PSUs represents the grant date value of two grants, the first for 25,000 shares and the second for 30,000 shares.  The 2011 PSUs for Mr. Sargen represents the grant date value of 25,000 shares.  The "Long-Term Incentive Awards" section within the Compensation Discussion and Analysis section of this document includes further explanation of PSUs and refers to the number of units that can be earned at the 75th percentile level, the Maximum, while amounts reflected above are at the 50th percentile, or Median level of performance. Stock option awards values are calculated using the Black-Scholes value used to calculate compensation expense.  The assumptions for the valuation are set forth in Note 15 of the Company's financial statements included in the Form 10-K filed with the SEC on February 7, 2012.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses information regarding stock options, stock that has not vested and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2011.

	Option Awards					Stock Awards
Name	Grant Date	Number of Shares Underlying unexercised Options (#)		Option Exercise Price2	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested3	Market Value of Shares or Units of Stock That Have Not Vested4	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested 5	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units, or Other Rights That Have Not Vested5
		Exercisable	Unexercisable1
Steven M. Klosk	07/27/06	8,500	-	$7.3900	07/27/13
	07/26/07	10,000	-	$13.7500	07/26/14
	05/14/08	112,500	37,500	$5.6050	05/14/15
	02/01/10					19,917	$143,004
	04/21/10	37,500	112,500	$4.3800	04/21/17			50,000	$359,000
	10/18/11	-	100,000	$5.7200	10/18/18			50,000	$359,000
Shawn P. Cavanagh	01/27/11	-	75,000	$5.1150	01/27/18
	04/27/11							25,000	$179,500
	10/18/11	-	35,000	$5.7200	10/18/18			30,000	$215,400
Gregory P. Sargen	07/27/06	2,500	-	$7.3900	07/27/13
	07/26/07	8,500	-	$13.7500	07/26/14
	04/23/08	75,000	25,000	$5.5100	04/23/15
	02/01/10					15,122	$108,576
	04/21/10	12,500	37,500	$4.3800	04/21/17			29,294	$210,331
	10/18/11	-	25,000	$5.7200	10/18/18			25,000	$179,500
Paolo Russolo	07/27/06	8,500	-	$7.3900	07/27/13
	07/26/07	8,500	-	$13.7500	07/26/14
	10/27/08	37,500	12,500	$4.3950	10/27/15
	10/28/09	17,500	17,500	$6.1600	10/28/16
	02/01/10					13,059	$93,764

Aldo Magnini	07/27/06	3,750	-	$7.3900	07/27/13
	07/26/07	6,000	-	$13.7500	07/26/14
	10/27/08	18,750	6,250	$4.3950	10/27/15
	10/28/09	12,500	12,500	$6.1600	10/28/16
	02/01/10					10,799	$77,537
	10/18/11		20,000	$5.7200	10/18/18

1	All stock options vest in four equal annual installments beginning on the first anniversary of the grant date (i.e., 25% per year).

2	The exercise price of option awards is calculated as an average of the high and low trading price of Cambrex stock on the date that the Compensation Committee approved the grant.

3
RSUs granted in February 2010, as part of the 2009 annual incentive award, become fully vested and unrestricted on February 1, 2013.  RSUs vest in three equal annual installments beginning on the first anniversary of the grant date.

4	The market price of unvested restricted stock units is calculated using the closing price of Cambrex stock on December 30, 2011.

5
Market value, and the number of shares in the preceding column, assumes achievement of the median performance criteria applicable to the performance share units.  The value is determined using the closing price of Cambrex stock on December 30, 2011.

For the cash-settled performance share units granted on April 21, 2010, Mr. Klosk can receive a maximum award of the cash value of up to 100,000 shares dependent on the Company's level of revenue and EBITDA growth over a two and one half year period beginning April 1, 2010, as compared to an index of peer companies.  If performance is at the median of the peer group, Mr. Klosk will receive the cash value of 50,000 shares.  If performance is below the minimum threshold, there will be no award.

For the cash-settled performance share units granted on April 21, 2010, Mr. Sargen can receive a maximum award of the cash value of up to 58,588 shares dependent on the Company's level of revenue and EBITDA growth over a three year period beginning April 1, 2010, as compared to an index of peer companies.  If performance is at the median of the peer group, Mr. Sargen will receive the cash value of 29,294 shares.  If performance is below the minimum threshold, there will be no award.

For the cash-settled performance share units granted on April 27, 2011, Mr. Cavanagh can receive a maximum award of the cash value of up to 50,000 shares dependent on the Company's level of revenue and EBITDA growth over a three year period beginning April 1, 2011, as compared to an index of peer companies.  If performance is at the median of the peer group, Mr. Cavanagh will receive the cash value of 25,000 shares.  If performance is below the minimum threshold, there will be no award.

For the cash-settled performance share units granted on October 18, 2011, Messrs. Klosk, Cavanagh and Sargen can receive a maximum award of the cash value of up to 100,000, 60,000 and 50,000 respectively, dependent on the Company's level of revenue and EBITDA growth over a three year period beginning October 1, 2011, as compared to an index of peer companies.  If performance is at the median of the peer group, Messrs. Klosk, Cavanagh and Sargen will receive the cash value of 50,000, 30,000 and 25,000 shares respectively.  If performance is below the minimum threshold, there will be no award.  The Long Term Incentive Awards section within the Compensation Discussion and Analysis section of this document includes further explanation of PSUs and refers to the number of units that can be earned at the 75th percentile level, the Maximum, while amounts reflected above are at the 50th percentile, or Median level of performance.

Option Exercises and Stock Vested

The following table discloses each exercise of stock options and similar instruments, and each vesting of restricted stock units during fiscal year 2011 for each Named Executive Officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)1
Steven M. Klosk	-	$-	63,709	$297,124
Shawn P. Cavanagh	-	$-	-	$-
Gregory P. Sargen	-	$-	12,774	$62,853
Paolo Russolo	-	$-	13,179	$64,910
Aldo Magnini	-	$-	10,515	$51,779

1	Value estimates are based on the closing stock price of shares of the Company’s Common Stock on the date each award vested.

Pension Benefits

The following table shows the pension benefits of the Named Executive Officers.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)1	Payments During Last Fiscal Year ($)2
Steven M. Klosk	The Qualified Plan	15	$291,459	$-
	SERP	15	$362,679	$55,566
Shawn P. Cavanagh 3	The Qualified Plan	8	$98,305	$-
	SERP	-	$-	$-
Gregory P. Sargen 4	The Qualified Plan	-	$-	$-
	SERP	-	$-	$-
Paolo Russolo4	The Qualified Plan	-	$-	$-
	SERP	-	$-	$-
Aldo Magnini 4	The Qualified Plan	-	$-	$-
	SERP	-	$-	$-

1
Accrued benefit payments for the qualified plan are in the form of a single life annuity as of age 65 (Normal Retirement).  Assumptions used to calculate Present Value: 4.45% discount rate and RP 2000 static PPA mortality table as prescribed by IRS.

2	In accordance with the terms of the SERP, Mr. Klosk received the third of 10 equal annual installments of his entire account balance under the SERP in January 2011.
3	Mr. Cavanagh participates in the pension plan, but does not have a future or current benefit in the SERP.
4	Messrs. Sargen, Russolo, and Magnini do not participate in The Qualified Plan or the SERP.

Qualified Plan: Normal retirement age occurs upon the later of the participant reaching age 65 or the fifth anniversary of the date on which a participant commences participation in the plan.  The annual benefit is equal to 1% of the participant’s annual pay during each year of participation plus 0.6% of the amount of the participant’s annual pay above the Social Security wage base for each year.  For this purpose, Social Security covered compensation is the 35-year average of the Social Security wage base ending with the year in which the participant reaches age 65.  A participant’s total benefit under the Qualified Plan is equal to the sum of his or her annual benefit for each year of service, subject to the limitations imposed by the Code.  Early retirement is permitted upon the participant’s attainment of at least age 55 and 10 years of eligible service, but, if the participant elects early retirement, the benefit under the Qualified Plan is reduced by 6% for each year the retiree is below age 65.

SERP: The benefit formula under the SERP is the same as the formula under the Qualified Plan but applies only to amounts of compensation received in excess of the amount that can be taken into consideration for purposes of the Qualified Plan under the Code.  In July 2008, the Compensation Committee amended the SERP effective January 1, 2009, to pay out accrued pension values immediately if the lump sum value was under $10,000 or, if the value was over $10,000, in 10 equal actuarially equivalent installments, beginning in January 2009.

Non-Qualified Deferred Compensation

The following table shows the Non-Qualified Deferred Compensation amounts earned by the Named Executive Officers during fiscal year 2011.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Steven M. Klosk	$-	$-	$73,749	$-	$907,641

Shawn P. Cavanagh	$-	$-	$-	$-	$-

Gregory P. Sargen	$-	$-	$-	$-	$-

Paolo Russolo	$-	$-	$-	$-	$-

Aldo Magnini	$-	$-	$-	$-	$-

The Board indefinitely suspended deferrals under the Deferred Plan in December 2011.  Prior to that time, under the Deferred Plan, officers and key employees could elect to defer all or any portion of their pre-tax annual bonus and/or annual base salary in excess of an amount equal to the Social Security wage base plus $10,000.  The deferred amount is notionally invested, at the direction of the participant, among investment options that are substantially similar to those offered under the Savings Plan.  Mr. Klosk is the only Named Executive Officer who has participated in Deferred Plan in the past, and did not elect defer any compensation under the Deferred Plan in 2011.  A participant’s account balance becomes distributable in January of the year following the year a participant’s employment terminates and a single lump sum upon a change in control.

Potential Payments Upon Termination or Change of Control

Severance Arrangements

Pursuant to a letter agreement entered into in connection with the commencement of his employment, in the event that Mr. Sargen’s employment is terminated involuntarily other than for Cause, or if he should voluntarily terminate his employment for Good Reason, he will be entitled to receive severance payments equal to his monthly base salary plus continuation of medical benefits for a period of up to nine months or until he secures other comparable employment, whichever occurs sooner.

Pursuant to a letter agreement entered into in connection with the commencement of his employment, in the event that Mr. Cavanagh’s employment is terminated involuntarily other than for Cause, he will be entitled to receive severance payments equal to his monthly base salary for a period of up to twelve months or until he secures other comparable employment, whichever occurs sooner.

For the purposes of these letter agreements, Cause is defined as misconduct, fraud, gross negligence or insubordination.  Good Reason is defined as (i) relocation of the principal place at which the Named Executive Officer’s job duties are to be performed to a location more than thirty-five miles (or, for Mr. Cavanagh, 50 miles) from the current headquarters in East Rutherford, New Jersey, or (ii) a substantial reduction in responsibilities, authorities or functions from those which were assigned on date of hire, or (iii)  a substantial reduction in base salary or benefits which is not part of a general reduction of substantially all of the like officers’ compensation.

Change of Control Agreements

The Company entered into employment agreements with Messrs. Sargen and Russolo in February 2007 and with Mr. Cavanagh in January 2011. These employment agreements were entered into in order to preserve management stability in the event of a threatened or actual change of control of the Company.

These employment agreements become effective upon a “change of control” of the Company (the “Effective Date”).  “Change of control” is defined as: (i) the acquisition by one person or a group of persons of 15% or more of the Company’s outstanding Common Stock or combined voting power; (ii) a change in a majority of the incumbent Board unless approved by the incumbent Board; (iii) approval by the stockholders of a transaction which results in the stockholders of the Company immediately before the transaction not owning at least 50% of the Company’s Common Stock following the transaction, or a liquidation or dissolution of the Company; (iv) the sale of all or substantially all of the assets of the Company; or (v) any other event or series of events determined by the Board to constitute a change of control.

Following a change of control, the Company has agreed to employ each covered employee for a period of two years from the Effective Date (the “Employment Period”) in a commensurate position at a location not more than 35 miles (or, for Mr. Cavanagh, 50 miles) from the location at the time of such change of control at a monthly base salary equivalent to the employee’s highest monthly base salary in the 12 months preceding such change of control and shall be eligible to receive an annual bonus on the same basis as any bonus paid in the fiscal year immediately preceding the change of control.  During the Employment Period, the employee may be terminated for “cause,” which is defined as: (i) personal dishonesty or breach of fiduciary duty involving personal profit; (ii) the commission of a criminal act related to the performance of duties, or the disclosure of confidential information of the Company to a competitor, potential competitor or third party whose interests are adverse to those of the Company; (iii) habitual intoxication by alcohol or drugs during working hours; or (iv) conviction of a felony.

During the Employment Period, a covered employees may terminate his employment for “good reason,” which is defined as: (i) an office relocation of more than 35 miles (or for Mr. Cavanagh 50 miles); (ii) a substantial reduction in base salary, benefits or perquisites; (iii) a substantial reduction in the responsibilities, authorities or functions of the covered employee from those he had during the 90-day period preceding the Effective Date; (iv) a substantial change in the work conditions of the covered employee from such conditions during the 90-day period preceding the Effective Date; or (v) failure to require a successor to assume the Company’s obligations under the agreement.  In addition, under Mr. Sargen’s agreement, any voluntary termination of Mr. Sargen’s employment by him during the 30-day period immediately following the first anniversary of the Effective Date is deemed to be “good reason.”

If a covered employee’s employment is terminated other than for death, disability or cause, or if a covered employee terminates his employment for good reason, the Company shall pay to the employee a lump sum in cash within 30 days of the covered employee’s date of termination of the following amount: (i) to the extent not theretofore paid, the covered employee’s base salary, which shall be deemed to equal the higher of the rate in effect on the date of termination or the highest rate in effect during the 90-day period preceding the Effective Date (the “Highest Base Salary”), through termination date; and (ii) the product of the highest annual bonus earned by the covered employee during the two fiscal years immediately preceding the date of termination, and a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is three hundred sixty-five (365); and (iii) the product of a fraction, the numerator of which is twenty-four minus the number of whole months the covered employee has been employed following the first anniversary of the Effective Date and the denominator of which is twelve, multiplied by the employee’s Highest Base Salary; and (iv) the product of a fraction, the numerator of which is twenty-four less the number of months the covered employee has been employed following the first anniversary of the Effective Date and the denominator of which is twelve, multiplied by the highest annual bonus earned by the employee during the prior two years (or, until an annual bonus has been earned, his target bonus); and (v) all previously deferred compensation plus any interest thereon and any accrued but unused vacation.  In addition, following such a termination, the Company will continue all benefits to the covered employees and their families for the balance of the Employment Period (or for such longer period as an applicable plan, program, practice or policy may provide), and all outstanding equity awards will vest and become exercisable upon such termination.

The employment agreements also contain non-competition and non-disclosure of confidential information restrictions.  Further, with respect to Mr. Sargen, the change of control employment agreement also provides for a gross-up of any taxes due under section 4999 of the Code.  In the event that any lump sum cash payment payable to Mr. Sargen is required to be deferred in order to avoid adverse consequences under section 409A of the Code, such payments will accrue interest at the rate of prime plus 1%.

Equity Incentive Awards

Equity-based incentive awards granted to our Named Executive Officers will vest in whole (in the case of stock options) or in part (in the case of PSUs) upon a change in control.  Additionally, as reflected in the tables below, equity awards may vest upon a termination of a Named Executive Officer’s employment under specified circumstances.

Estimated Payments Upon Termination or Change of Control
On December 31, 2011

Steven M. Klosk1

Payments & Benefits	Involuntary Termination Not for Cause	Voluntary Termination For Good Reason	Termination for Cause	Termination Upon Death	Termination Upon Disability	Retirement	Termination After Change of Control

Cash Severance	$-	$-	$-	$-	$-	$-	$-
Pro Rata Bonus	$-	$-	$-	$-	$-	$-	$-
Stock Options	$-	$-	$-	$-	$-	$-	$-
Restricted Stock Units	$-	$-	$-	$-	$-	$-	$-
PSU Awards 2	$281,217	$-	$-	$-	$-	$-	$281,217
Health Care Benefits	$-	$-	$-	$-	$-	$-	$-
Pension Benefits	$-	$-	$-	$-	$-	$-	$-
Nonqualified Deferred Compensation 3	$907,641	$907,641	$907,641	$907,641	$907,641	$907,641	$907,641
Total	$1,188,858	$907,641	$907,641	$907,641	$907,641	$907,641	$1,188,858

1	In May of 2008, Mr. Klosk entered into an agreement with Cambrex to retire his Change of Control Agreement. Mr. Klosk is no longer covered by any employment agreement or change-of-control agreement.
2
If Mr. Klosk’s employment is terminated other than for cause (as defined in the PSU award), the vesting of Mr. Klosk’s PSUs would accelerate, and he would be entitled to a pro-rated payment based on the portion of the number of days that have elapsed during the performance period.  The amount of this payment is calculated based on a target of 50,000 shares for both the April 21, 2010 grant and the October 18, 2011 grant, at the closing price of Cambrex stock on December 30, 2011.

3	Amount reflects nonqualified deferred compensation balance as of December 31, 2011.

Shawn P. Cavanagh1

Payments & Benefits	Involuntary Termination Not for Cause	Voluntary Termination For Good Reason	Termination for Cause	Termination Upon Death	Termination Upon Disability	Retirement	Termination After Change of Control 2

Cash Severance	$375,000	$-	$-	$-	$-	$-	$871,579
Pro Rata Bonus	$-	$-	$-	$-	$-	$-	$-
Stock Options	$-	$-	$-	$-	$-	$-	$-
Restricted Stock Units	$-	$-	$-	$-	$-	$-	$-
PSU Awards 3	$89,750	$-	$-	$-	$-	$-	$-
Health Care Benefits	$-	$-	$-	$-	$-	$-	$-
Pension Benefits	$-	$-	$-	$-	$-	$-	$-
Savings Plan Benefits	$-	$-	$-	$-	$-	$-	$-
Life Insurance Proceeds/Disability Benefits	$-	$-	$-	$-	$-	$-	$-
Tax Gross-Up	$-	$-	$-	$-	$-	$-	$-
Total	464,750	-	-	-	-	-	$871,579

1	Estimates assume that Mr. Cavanagh's employment is terminated on December 31, 2012, and that he is entitled to a 12 month pro rata bonus.
2
Mr. Cavanagh's employment agreement provides that payments payable under the agreement or otherwise will be cut back to the extent necessary to avoid the imposition of excise under Section 4999 of the Code.

3
If Mr. Cavanagh's employment is terminated other than for cause (as defined in the PSU award), the vesting of Mr. Cavanagh's PSUs would accelerate, and he would be entitled to a pro-rated payment based on the portion of the number of days that have elapsed during the performance period.  The amount of this payment is calculated based on a target of 45,000 for the April 27, 2011 grant, and 30,000 for the October 18, 2011 grant, at the closing price of Cambrex stock on December 30, 2011.

Gregory P. Sargen1

Payments & Benefits	Involuntary Termination Not for Cause	Voluntary Termination For Good Reason	Termination for Cause	Termination Upon Death	Termination Upon Disability	Retirement	Termination After Change of Control

Cash Severance	$273,750	$273,750	$-	$-	$-	$-	$1,774,216
Pro Rata Bonus	$-	$-	$-	$-	$-	$-	$522,108
Stock Options 2	$-	$-	$-	$-	$-	$-	$260,000
Restricted Stock Units 2	$-	$-	$-	$-	$-	$-	$108,576
PSU Awards 3	$131,809	$-	$-	$-	$-	$-	$131,809
Health Care Benefits	$11,160	$11,160	$-	$-	$-	$-	$29,759
Pension Benefits	$-	$-	$-	$-	$-	$-	$-
Savings Plan Benefits	$-	$-	$-	$-	$-	$-	$22,050
Life Insurance Proceeds/Disability Benefits	$-	$-	$-	$-	$-	$-	$2,398
Tax Gross-Up 4	$-	$-	$-	$-	$-	$-	$1,119,499
Total	416,719	284,910	-	-	-	-	$3,970,415

1	Estimates assume that Mr. Sargen's employment is terminated on December 31, 2012, and that he is entitled to a 12 month pro rata bonus.
2	The present value of unvested portions of stock options and restricted stock units is calculated using the closing price of Cambrex stock on December 30, 2011.
3
If Mr. Sargen's employment is terminated other than for cause (as defined in the PSU award), the vesting of Mr. Sargen's PSUs would accelerate, and he would be entitled to a pro-rated payment based on the portion of the number of days that have elapsed during the performance period.  The amount of this payment is calculated based on a target of 29,294 for the April 21, 2010 grant, and 25,000 for the October 18, 2011 grant, at the closing price of Cambrex stock on December 30, 2011.

4	The amount shown as the value of the tax gross-up does not reflect any reduction for the value (if any) of the covenant not to compete contained in Mr. Sargen's employment agreement.

Paolo Russolo 1

Payments & Benefits	Involuntary Termination Not for Cause	Voluntary Termination For Good Reason	Termination for Cause	Termination Upon Death	Termination Upon Disability	Retirement	Termination After Change of Control

Cash Severance 2	$336,414	$-	$-	$-	$-	$-	$1,686,120
Pro Rata Bonus 2	$-	$-	$-	$-	$-	$-	$481,218
Stock Options 3	$-	$-	$-	$-	$-	$-	$52,663
Restricted Stock Units 3	$-	$-	$-	$-	$-	$-	$93,764
Health Care Benefits	$-	$-	$-	$-	$-	$-	$18,056
Other Perquisites 4	$-	$-	$-	$-	$-	$-	$47,315
Total	$336,414	$-	$-	$-	$-	$-	$2,379,136

1	Estimates assume that Mr. Russolo's employment is terminated on December 31, 2012, and that he is entitled to a 12-month pro rata bonus.
2	For purposes of computing base salary and non-equity incentive awards the December 30, 2011 exchange rate of 1.2939 dollars per euro was used.
3	The present value of unvested portions of stock options and restricted stock units is calculated using the closing price of Cambrex stock on December 30, 2011.
4	Amount reflects the value for 24 months of automobile benefits.

Aldo Magnini 1

Payments & Benefits	Involuntary Termination Not for Cause	Voluntary Termination For Good Reason	Termination for Cause	Termination Upon Death	Termination Upon Disability	Retirement	Termination After Change of Control

Cash Severance 2	$621,072	$-	$-	$-	$-	$-	$-
Pro Rata Bonus	$-	$-	$-	$-	$-	$-	$-
Stock Options	$-	$-	$-	$-	$-	$-	$-
Restricted Stock Units	$-	$-	$-	$-	$-	$-	$-
Health Care Benefits	$-	$-	$-	$-	$-	$-	$-
Other Perquisites	$-	$-	$-	$-	$-	$-	$-
Total	$621,072	$-	$-	$-	$-	$-	$-

 Estimates assume that Mr. Magnini's employment is terminated on December 31, 2012.
2 For purposes of computing base salary the December 30, 2011 exchange rate of 1.2939 dollars per euro was used.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash Paid in Cash($)		Stock Awards Awards ($)	All Other Compensation ($)	Total ($)
David R. Bethune	$46,500		$40,000	-	$86,500
Rosina B. Dixon	$55,000		$40,000	-	$95,000
Kathryn R. Harrigan	$51,000		$40,000	-	$91,000
Leon J. Hendrix, Jr.	$53,500	1	$40,000	-	$93,500
Ilan Kaufthal	$52,000		$40,000	-	$92,000
William B. Korb	$53,500		$40,000	-	$93,500
John R. Miller	$200,000		$40,000	-	$240,000
Peter G.Tombros	$56,000		$40,000	-	$96,000

1 Mr. Hendrix elected to defer his cash remuneration for 2011.

The Company’s non-employee director compensation program is as follows, and such directors were paid accordingly in fiscal year 2011.  The compensation for non-employee directors consisted of an annual retainer of $30,000, and the Chair of the Audit Committee received a further annual retainer of $6,000 and the Chairpersons of the Compensation, Governance and Regulatory Affairs Committees each received a further annual retainer of $2,000.  In addition, each non-employee director of the Company except the Non-Executive Chairman received (i) $1,000 for each telephonic Board and Committee meeting that he or she attended, except that the Chairpersons of the Compensation, Audit, Regulatory Affairs and Governance Committees each received $1,500 for each telephonic Committee meeting that he or she chaired and (ii) $1,500 for each in-person Board and Committee meeting he or she attended, except that the Chairpersons of the Compensation, Audit, Regulatory Affairs and Governance Committees each received $2,000 for each in-person Committee meeting he or she chaired. The Non-Executive Chairman of the Board receives $200,000 per year in compensation in that capacity and, accordingly Mr. Miller, as Non-Executive Chairman of the Board, received $200,000 in compensation for 2011. Mr. Miller did not receive any separate Board or Committee meeting fees. Directors also receive reimbursement for expenses incurred in connection with meeting attendance. Employees of the Company who are also directors did not receive any separate fees for acting as directors.

Members of the Board also participate in the Directors’ Equity Program whereby on the first business day following the annual meeting of the Company’s shareholders, each non-employee director receives an annual award of such number of restricted stock units (in 2011, under the 2009 Long-Term Incentive Plan) equivalent in value to $40,000 (determined by dividing $40,000 by the average of the highest and lowest trading prices of the Company’s stock as reported on the NYSE on the date of the award).  Such restricted stock units do not vest until the date that is six months following the date of grant.

The amount of cash retainer, meeting fees, Chair fees and RSU awards for each non-employee Board member earned during fiscal year 2011 are summarized in the table above.

Prior to December 2011, under the Non-Employee Directors’ Deferred Compensation Plan (the “Directors’ Deferred Plan”), each non-employee director could elect to defer some or all of his or her cash remuneration for any fiscal year, which was accounted for in an unfunded bookkeeping account.  Upon the director ceasing to be a director for any reason, the balance of such director’s deferred account becomes payable in accordance with the director’s election made pursuant to the Directors’ Deferred Plan.  In December of 2011, the Company elected to terminate the Directors’ Deferred Plan.  Amounts credited in the Directors’ deferred accounts under the Directors’ Deferred Plan prior to December 2011 will be distributed in December 2012.

Director Stock Ownership Guidelines

On January 27, 2011, the Board revised its stock ownership policy for directors.  Under the revised policy, directors are expected to acquire and hold Company stock equal in value to at least three times the annual retainer for directors, by the later of January 27, 2014, or three years from a director’s election to the Board.  The Company believes that this ownership policy further aligns director and stockholder interests and thereby promotes the objective of increasing stockholder value.

PROPOSAL NO. 2
ADVISORY NON-BINDING VOTE ON THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS

Shareholders have an opportunity to cast an advisory non-binding vote on the compensation paid to our Named Executive Officers, as disclosed in this Proxy Statement.  This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to either approve, reject or abstain from voting with respect to such compensation.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objectives of our executive compensation program are (i) to attract and retain qualified executives with the requisite skills and abilities to enable us to achieve our corporate goals, and (ii) to align the interests of executives with those of shareholders by rewarding executives for the Company’s achievement of its goals and increased shareholder value.  While we believe that the Compensation Committee is in the best position to determine whether the Company’s executive compensation program is appropriately tailored to meet these objectives, we appreciate and value our shareholders’ views.  Your non-binding advisory vote will serve as an additional tool for the Compensation Committee in assessing the Company’s executive compensation program.

The Board recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s 2012 Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee; it will not create or imply any change to the fiduciary duties of, or create or imply any additional fiduciary duties for, the Company, the Board or the Compensation Committee; and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.  Consistent with our commitment to high standards of corporate governance, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our Named Executive Officers.

This advisory non-binding proposal requires the affirmative vote of holders of a majority of the votes cast at the meeting.  Abstentions and broker non-votes will have no effect on this vote.

The Board recommends a vote “FOR” approval on an advisory non-binding basis of the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL NO. 3

APPROVAL OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

In furtherance of the Company’s ongoing corporate governance initiatives and based upon the recommendation of the Governance Committee, the Board has approved, and recommends that the shareholders approve, the Company’s Amended and Restated Certificate of Incorporation. The Board believes that it is advisable and in the best interests of the Company to amend and restate its Certificate of Incorporation. The restatement is recommended to provide for a clear and concise readable document. The proposed Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Exhibit 1 and includes the following amendments to (a) fix the board size at three (3) to eleven (11) members; (b) limit the provision on removal of directors so that directors may be removed only for cause by the stockholders; and (c) limit the mandatory indemnification obligations to cover directors and officers only.

If any one of proposals 3(a), 3(b) or 3(c) is approved, the Amended and Restated Certificate of Incorporation attached as Exhibit 1 will be deemed approved, except with respect to those provisions that fail to obtain the required stockholder approval. For example, if proposals 3(a) and 3(b) are approved but proposal 3(c) is not approved, then the Amended and Restated Certificate of Incorporation attached as Exhibit 1 will be filed in its entirety with the exception of those provisions required to effect the amendment contemplated by proposal 3(C).  With respect to all of the proposed amendments to the Certificate of Incorporation (Proposals 3(a), 3(b) and 3(c)), if approved by the shareholders, the amendments will become effective upon the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which would be filed promptly after the annual meeting.

A summary related to each of these proposals is included below.  This summary does not include all of the information that is important to you.  The text of the Amended and Restated Certificate of Incorporation, as it is proposed to be restated and amended, is included as Exhibit 1 to this Proxy Statement.  You are urged to read this Exhibit in its entirety.

PROPOSAL 3(a)

AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF
INCORPORATION TO FIX THE BOARD SIZE AT THREE TO ELEVEN MEMBERS

Article VI – Board of Directors, Section (a) of our Certificate of Incorporation provides for the fixing of the number of directors from time to time pursuant to the By-Laws of the Company.  The proposal, if approved by the shareholders, would set the number for directors constituting the Board of Directors of the Corporation at not fewer than three (3) and not more than eleven (11) and the precise number would be fixed from time to time solely by resolution adopted by the Board of Directors.  Each director would hold office for a term expiring at the next annual meeting of stockholders of the Corporation and until a successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

Please read the complete text of the proposed Article VI Section (a) in Exhibit 1.

This proposal requires the affirmative vote of a majority of the votes cast at the meeting, provided that the total votes cast on the proposal represents over 50% of all shares of Common Stock entitled to vote on the proposal.  Abstentions and broker non-votes will have the same effect as a vote against the proposal.

The Board recommends a vote “FOR” approval of the Amended and
Restated Certificate of Incorporation as attached to this Proxy Statement as Exhibit 1 to fix the board size at three to eleven members.

PROPOSAL 3(b)

AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION TO LIMIT THE PROVISION ON REMOVAL OF DIRECTORS

Article VI – Board of Directors, Section (d) of our Certificate of Incorporation requires that the rights of any class or series of stock to elect directors under specified circumstances would allow a director to be removed from office with or without cause by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares entitled to vote.  The proposal would require that directors of the Corporation may only be removed from office for cause by stockholders.

Please read the complete text of the proposed Article VI Section (d) in Exhibit 1.

This proposal requires the affirmative vote of a majority of the votes cast at the meeting, provided that the total votes cast on the proposal represents over 50% of all shares of Common Stock entitled to vote on the proposal.  Abstentions and broker non-votes will have the same effect as a vote against the proposal.

The Board recommends a vote “FOR” approval of the Amended and
Restated Certificate of Incorporation as attached to this Proxy Statement as Exhibit 1 to limit the provision on removal of directors.

PROPOSAL 3(c)

AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION TO LIMIT INDEMNIFICATION OBLIGATIONS TO COVER DIRECTORS AND OFFICERS

Article VIII – Indemnification Section (a) of our Certificate of Incorporation provides that the Corporation shall to the fullest extent authorized by Section 145 of the General Corporation Law of the State of Delaware, provides indemnification to all persons whom it may indemnify pursuant thereto.  The proposal, if approved by the shareholders, would limit the indemnification obligation of the Corporation to cover directors and officers of the Company, as well as in certain instances employees, if authorized by the Board of Directors.

Please read the complete text of the proposed Article VIII Section (a) in Exhibit 1.

This proposal requires the affirmative vote of a majority of the votes cast at the meeting, provided that the total votes cast on the proposal represents over 50% of all shares of Common Stock entitled to vote on the proposal.  Abstentions and broker non-votes will have the same effect as a vote against the proposal.

The Board recommends a vote “FOR” approval of the Amended and
Restated Certificate of Incorporation as attached to this Proxy Statement as Exhibit 1 to limit the Company’s indemnification obligations to cover directors and officers only.

PROPOSAL NO. 4

APPROVAL OF THE EXECUTIVE CASH INCENTIVE PLAN

The Board adopted the Cambrex Corporation Executive Cash Incentive Plan (the “Cash Plan”) on January 26, 2012, subject to approval by the Company’s shareholders.  Cash Plan awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code (“Exempt Awards”), if made prior to approval of the Cash Plan by shareholders, are subject to such shareholder approval.

This Cash Plan has been established to advance the interests of the Company by providing for the grant of awards, including Exempt Awards, to eligible employees of the Company and its subsidiaries.  The material terms of the Cash Plan must be approved by the Company’s shareholders for awards granted thereunder to qualify as Exempt Awards.

A copy of the Cash Plan is attached as Exhibit 2 to this proxy statement, and we urge shareholders to read it in its entirety.  The following is a summary of the material terms of the Cash Plan.  The following summary does not purport to be complete and is qualified by reference to the terms of the Cash Plan.

Description of the Cash Plan

Administration

The Cash Plan will be administered by the Compensation Committee and its delegates.  All actions of the administrator required by the performance-based compensation provisions of Section 162(m) of the Code to be made or taken by a “compensation committee” (as defined in Section 162(m) of the Code) will be made or taken directly by the members of the Compensation Committee that are “outside directors” as defined in Section 162(m) of the Code.  The administrator has the authority to interpret the Cash Plan and awards thereunder, to determine eligibility for awards, to determine the terms of and the conditions applicable to any award, and generally to do all things necessary to administer the Cash Plan.  Any interpretation or decision by the administrator with respect to the Cash Plan or any award will be final and conclusive as to all parties.

Eligibility

Executive officers and other key employees of the Company or any of its subsidiaries are eligible to participate in the Cash Plan.  The administrator will select, from among those eligible, the persons who will from time to time participate in the Cash Plan.

Nature of Awards

Awards represent the opportunity for a participant to receive payment with respect to a specified performance period consisting of the Company’s fiscal year (or such other period as the administrator may determine), but only if all conditions to payment have been satisfied.  For each award, the administrator will establish the applicable performance criteria; provisions specifying when adjustments to the performance criteria will be made; the amount or range of amounts potentially payable under the award; and any other award terms and conditions that the administrator deems appropriate, subject in each case to the terms of the Cash Plan.  For Exempt Awards, the administrator will determine the terms of the awards not later than the 90th day of the performance period or, if earlier, the last day of the period constituting the first quarter of the performance period.

Performance Criteria

For purposes of the Cash Plan, a performance criterion means a specified criterion, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the vesting or full enjoyment of an award.  A performance criterion and related targets need not be based upon an increase, a positive or improved result or avoidance of loss.  For Exempt Awards, a performance criterion must be an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices or the performance of one or more companies and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): net earnings; earnings per share; net debt; sales growth; revenue; net income; operating profit (including net operating profit); return measures (including, but not limited to, return on assets, capital, equity or sales); cash flow (including, but not limited to, operating cash flow and free cash flow); earnings before or after taxes, interest, depreciation and/or amortization; operating profit from continuing operations before or after depreciation and/or amortization; share price (including, but not limited to growth measures and total shareholder return); expense targets; customer satisfaction; market share; economic value added; working capital; the formation of joint ventures or the completion of other corporate transactions; new product introduction and/or revenue related to new product introduction, or any combination of or a specified increase in any of the foregoing.

Adjustments to Performance Criteria

For Exempt Awards, the administrator may provide that upon the future occurrence of one or more specified objectively defined events that do not depend on the unilateral exercise of discretion by the Company that a performance criterion or the measurement thereof will be adjusted in an objective manner, subject to certain limitations.  For other awards, the administrator may adjust a performance criterion or the measurement thereof in any manner it deems to be appropriate to carry out the purposes of the Cash Plan.

Payment Under Awards

All payments under the Cash Plan will generally be made, if at all, between January 1 and March 15 of the calendar year following the calendar year in which the performance period ends.

Payment Limits

The maximum amount payable to any person in any fiscal year of the Company under Exempt Awards will be $3 million.

Amendment and Termination

The Committee may amend the Cash Plan at any time and from time to time.  The Committee may at any time terminate the Cash Plan.

New Cash Plan Benefits

The number of awards or cash value that will be received by eligible persons under the Cash Plan is not determinable at this time.

VOTING

This proposal requires the affirmative vote of a majority of the votes cast at the meeting, provided that the total votes cast on the proposal represents over 50% of all shares of Common Stock entitled to vote on the proposal. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

The Board recommends a vote FOR the approval of the Cash Plan.

PROPOSAL NO. 5

APPROVAL OF THE 2012 EQUITY INCENTIVE PLAN FOR
NON-EMPLOYEE DIRECTORS

The Board established the Cambrex Corporation 2012 Equity Incentive Plan for Non-Employee Directors (the “2012 Director Plan”) on January 26, 2012, contingent upon our shareholders approving the 2012 Director Plan and effective as of the date of such approval.

The 2012 Director Plan has been established to advance the interests of the Company by providing for the grant to participants of stock-based incentive awards.

A copy of the 2012 Director Plan is attached as Exhibit 3 to this proxy statement, and we urge shareholders to read it in its entirety.  The following is a summary of the material terms of the 2012 Director Plan.  The following summary does not purport to be complete and is qualified by reference to the terms of the 2012 Director Plan.

Description of the 2012 Director Plan

Shares Subject to the 2012 Director Plan

The maximum number of shares of Common Stock that may be delivered in satisfaction of awards under the 2012 Director Plan is 400,000. Only shares of Common Stock actually delivered under an award (and not cash or other property delivered in lieu of shares of Common Stock) will be taken into account, except that the full number of shares subject to any portion of a stock appreciation rights (“SARs”) award that is exercised for Common Stock will be treated as having been delivered.

Administration

The 2012 Director Plan is administered by the Compensation Committee or its delegate. The administrator generally has discretionary authority to interpret the 2012 Director Plan; determine eligibility for and grant awards; determine, modify or waive the terms and conditions of any award; prescribe forms, rules and procedures relating to the 2012 Director Plan; and otherwise do all things necessary to carry out the purposes of the 2012 Director Plan.  Determinations of the administrator made under the 2012 Director Plan will be conclusive and will bind all parties.

Eligibility

All non-employee directors of the Company will be eligible to participate in the 2012 Director Plan.

Types of Awards

The types of awards that are available for grant under the 2012 Director Plan are noted below along with a brief description of certain features of each award type.

•
Stock Units, including restricted stock units.  A stock unit award is denominated in shares of Common Stock and entitles the participant to receive stock or cash measured by the value of the shares in the future. The delivery of stock or cash under a stock unit may be subject to the satisfaction of performance conditions or other vesting conditions determined by the administrator.

•
Non-qualified stock options.  The exercise price of an option may not be less than the fair market value of a share of Common Stock on the date of grant. The administrator determines the specific terms of each option, including exercise provisions.

•	SARs. SARs (stock appreciation rights) are awards, similar to stock options, that enable the participant to benefit from appreciation in the value of the Common Stock.
•	Restricted Stock. A restricted stock award is an award of Common Stock subject to vesting and forfeiture restrictions determined by the administrator.
•	Unrestricted Stock. An unrestricted stock award is an award of Common Stock that is not subject to restrictions under the 2012 Director Plan.
•	Other Awards that are convertible into or otherwise based on stock. The terms of any other awards will be determined by the administrator.

Term of Awards

The term of an award may not exceed ten years.

Transferability and Exercise

Awards may not be transferred other than by will or by the laws of descent and distribution.  During a participant’s lifetime, stock options and SARs may be exercised only by the participant.

Corporate Transactions

In the event of a consolidation, merger or similar transaction, a sale or transfer of all or substantially all of the Company’s assets or a dissolution or liquidation of the Company, outstanding awards will generally terminate or be assumed, except that shares of restricted stock will generally be treated in the same manner as other shares of Common Stock, subject to applicable restrictions.

Change in Control

In the event of a change in control, the vesting or delivery of shares under awards will generally be accelerated in full unless the administrator provides for a cash-out of the awards, in each case on such terms and with such restrictions as it deems appropriate.

Adjustment

In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the 2012 Director Plan, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, the exercise prices of such awards and any other terms of awards affected by such change.  The administrator may also make the types of adjustments described above to take into account events other than those listed above if it determines that such adjustments are appropriate to avoid distortion in the operation of the 2012 Director Plan and to preserve the value of awards.

Term of Plan

No awards will be made after the 10th anniversary of the 2012 Director Plan’s adoption, but previously granted awards may continue beyond that date in accordance with their terms.

Amendment and Termination

The administrator may at any time or times amend the 2012 Director Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the 2012 Director Plan as to any future grant of awards, except that, unless otherwise expressly provided in the 2012 Director Plan, the administrator may not, without the participant’s consent, alter the terms of an outstanding award so as to affect materially and adversely the participant’s rights under the award, unless the administrator expressly reserved the right to do so at the time the award was granted.

Certain Material U.S. Federal Income Tax Consequences Relating to the 2012 Director Plan

The following discussion summarizes certain material U.S. federal income tax consequences associated with the grant or exercise of stock options under the 2012 Director Plan.  The summary does not purport to cover the U.S. federal income tax treatment of awards other than options, the federal employment tax or other federal tax consequences that may be associated with the 2012 Director Plan, nor does it cover state, local or non-U.S. tax consequences.

In general, in the case of non-qualified stock options, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. Upon a subsequent sale or exchange of the shares, any gain or loss recognized in the sale or exchange is treated as a capital gain or loss (long-term or short-term depending on the applicable holding period of the shares). A deduction will generally be available to the Company for any ordinary compensation income realized by a participant under an option in the same year as the year in which the participant realizes the income for income tax purposes.

The Company intends that any options granted under the 2012 Director Plan would be exempt from the rules of Section 409A of the Code. However, in the event that options (if any) granted under the 2012 Director Plan were not exempt from Section 409A of the Code and failed to comply with Section 409A, the optionee could be subject to adverse tax consequences, including an acceleration of taxable income plus an additional 20% federal income tax (plus, in some cases, a further tax in the nature of interest).

Under the so-called “golden parachute” provisions of the Code, the vesting or accelerated exercisability of options in connection with a change in control of the Company could be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits.  If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of options under the 2012 Director Plan, could be subject to an additional 20% federal tax and fail to be deductible to the Company.

New 2012 Director Plan Benefits

Currently, each of our eight non-employee directors of the Company are eligible to participate in the 2012 Director Plan.  The number of awards that will be received or purchased by or allocated to the Company’s non-employee directors under the 2012 Director Plan is not determinable at this time.

VOTING

This proposal requires the affirmative vote of a majority of the votes cast at the meeting, provided that the total votes cast on the proposal represents over 50% of all shares of Common Stock entitled to vote on the proposal.  Abstentions and broker non-votes will have the same effect as a vote against the proposal.

The Board recommends a vote FOR the approval of the 2012 Director Plan.

PROPOSAL NO. 6

RATIFICATION OF APPOINTMENT OF AUDITORS

The Board, in accordance with the recommendation of the Audit Committee, has selected BDO to be the Company's independent registered public accountants for 2012, subject to the ratification of the stockholders.

A representative of BDO is expected to be present at the meeting, will be afforded an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

This proposal requires the affirmative vote of holders of a majority of the votes cast at the meeting.

The Board recommends a vote FOR the ratification of appointment of auditors.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Cambrex for each of the fiscal years ended December 31, 2011, and December 31, 2010, by the Company’s independent registered public accounting firm, BDO, for Audit and Audit-Related fees.

	BDO Fees	BDO Fees
	December 31, 2011	December 31, 2010

Audit Fees	$1,157,230	$1,140,013
Audit-Related Fees	31,813	8,500
Totals	1,189,043	$1,148,513

AUDIT FEES

Aggregate Audit fees billed for professional services rendered by BDO in connection with its audit of the Company’s financial statements were $1,157,230 for fiscal year ended 2011 and $1,140,013 for fiscal year ended 2010.  Such fees also include BDO’s internal control review, quarterly reviews and statutory audits and attestations required pursuant to the Sarbanes-Oxley Act and the securities regulations.

AUDIT-RELATED FEES

Aggregate Audit-Related fees billed for professional services rendered by BDO in connection with assurance and related services reasonably related to the audit and review of the Company’s financial statements were $8,500 each year for fiscal years ended 2011 and 2010 for agreed upon procedures.  Fiscal year ended 2011 also includes $23,313 for audits of the Company’s employee benefit plans.

Audit Committee Pre-Approval Policy

In fiscal year 2003, the Audit Committee established a policy for pre-approval of all audit and permissible non-audit services performed by the independent registered public accountants (“Policy”).  Under the Policy, the Audit Committee will approve the following Audit and Audit-Related Services prior to each engagement, along with a fee amount: (i) domestic quarterly reviews and the annual financial statement audit; (ii) statutory or financial audits for international subsidiaries or affiliates of the Company; (iii) the attestation engagement for the independent registered public accountants’ report on Management’s assertion on internal controls for financial reporting; (iv) financial audits of employee benefit plans; and (v) due diligence services pertaining to potential business acquisitions and dispositions. On an annual basis, the Audit Committee will pre-approve a blanket amount to authorize the following Audit and Audit-Related Services: (i) consultations related to accounting, financial reporting or disclosure matters; (ii) assistance with understanding and implementing new accounting and financial reporting guidance; and (iii) assistance with internal control reporting requirements and also Permissible Non-Audit Services, including tax services. Further, management will provide a quarterly update to the Committee detailing actual spending by quarter and year-to-date for any services rendered under such pre-approval. Under the Policy, the Audit Committee has delegated pre-approval authority to the Committee Chairperson for permissible services and fees up to a maximum of $25,000. The Committee Chairperson will report to the entire Audit Committee any services and fees approved pursuant to such delegation of authority.

During fiscal year 2011, all services rendered were approved pursuant to the Policy. Further, during fiscal years 2011 and 2010, there were no services performed or fees incurred by BDO where pre-approval was waived pursuant to the statutory de minimis exception.

The Audit Committee has reviewed the billings by BDO and has determined that they do not affect the auditor’s independence.

STOCKHOLDER PROPOSALS FOR 2013

To be eligible for inclusion in the Company’s Proxy Statement for the 2013 Annual Meeting, stockholder proposals must be received by the Company’s Secretary no later than the close of business on November 20, 2012.  Proposals must satisfy certain eligibility requirements established by the SEC.

Under the By-Laws that the Company expects to adopt in connection with the charter amendments contemplated by Proposal 3, any stockholder wishing to present a nomination for the office of director before the 2013 Annual Meeting for a vote or to bring a proposal or other business before the 2013 Annual Meeting for a vote must give the Company not less than 60 days (February 25, 2013) nor more than 90 days (January 26, 2013) advance notice  prior to the anniversary date of the 2012 Annual Meeting.  Any such notices must meet certain other requirements as stated in the Company’s By-Laws.  Any stockholder interested in making such a nomination or proposal should request a copy of such By-law provisions from the Secretary of Cambrex Corporation.  If the Company does not receive notice of a stockholders proposal within this time frame, the individuals named in the proxies solicited by the Board for that meeting may exercise discretionary voting power with respect to that proposal.

The foregoing represents a change to the procedures by which stockholders may recommend nominees to the board of directors. Our By-Laws currently in effect, which we expect to be amended and restated in connection with the charter amendments contemplated by Proposal 3, provide that in the event that less than 70 days notice or prior public disclosure of the date of the 2013 Annual Meeting is given or made to stockholders, notice must be received not later than the close of business on the 10th day following the date on which such notice of the date of the 2013 Annual Meeting was mailed or such public disclosure was made.

MULTIPLE STOCKHOLDERS WITH THE SAME ADDRESS

We have adopted a procedure called “householding,” which has been approved by the SEC.  Under this procedure, we are delivering only one copy of the proxy statement and annual report to multiple stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected stockholder.  This procedure reduces our printing costs, mailing costs and fees.

We will deliver promptly upon written or oral request a separate copy of the proxy statement and annual report to any stockholder at a shared address to which a single copy of these materials were delivered.  To receive a separate copy of these materials, you may contact Investor Relations at 201-804-3000.

If you are a holder of our Common Stock as of the record date and would like to revoke your householding consent and receive a separate copy of the proxy statement and the annual report in the future, please contact your Bank, Broker or other holder of record.  You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any stockholders of record sharing the same address and currently receiving multiple copies of the annual report and the proxy statement, who wish to receive only one copy of these materials per household in the future, may contact Investor Relations at the number listed above to participate in the householding program.

A number of brokerage firms have instituted householding.  If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

By order of the Board of Directors,

/s/ William M. Haskel
William M. Haskel,
Secretary

UPON WRITTEN REQUEST THE COMPANY WILL PROVIDE TO EACH STOCKHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO MR. WILLIAM M. HASKEL, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY, CAMBREX CORPORATION, ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NJ 07073. SUCH REPORT WILL BE FURNISHED WITHOUT EXHIBITS. COPIES OF THE EXHIBITS TO SUCH ANNUAL REPORT WILL BE FURNISHED TO REQUESTING STOCKHOLDERS UPON PAYMENT OF THE COMPANY’S REASONABLE EXPENSES IN FURNISHING THE SAME.

IN ADDITION, THIS PROXY STATEMENT IS AVAILABLE ONLINE AT: http://ir.cambrex.com/phoenix.zhtml?c=80683&p=irol-proxy

Exhibit 1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CAMBREX CORPORATION

Cambrex Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), and that:

1.       The name of the Corporation is Cambrex Corporation. The Corporation was originally incorporated under the name “CasChem Group, Inc.”  The date of filing its original Certificate of Incorporation with the Secretary of State is October 11, 1983.

2.       The Certificate of Incorporation, upon the filing of this Amended and Restated Certificate of Incorporation, shall read as follows:

ARTICLE I – NAME

The name of the Corporation is Cambrex Corporation.

ARTICLE II – REGISTERED OFFICE AND AGENT

The address of its registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III – PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV – CAPITALIZATION

The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 105,730,746 shares, consisting of 5,000,000 shares of preferred stock, par value $.10 per share (the “Preferred Stock”), 730,746 shares of non-voting common stock, par value $.10 per share (the “Class B Common”), and 100,000,000 shares of voting common stock, par value $.10 per share (the “Class A Common” and together with the Class B Common, the “Common Stock”).

The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

SECTION A. COMMON STOCK

Except as otherwise provided herein, all shares of Class A Common and Class B Common will be identical and will entitle the holders thereof to the same rights and privileges.

1.      Voting Rights. Except as otherwise required by law, each holder of the Class A Common, as such, will be entitled to one vote per share of Class A Common held of record by such holder on all matters submitted to a vote of the holders of Class A Common and will vote as a single class on all such matters and the holders of Class B Common will have no right to vote on any matters to be voted on by the Corporation's stockholders; provided, that, except as otherwise required by law, holders of Class A Common, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL. Subject to any required consent of the holders of any series of Preferred Stock then outstanding pursuant to the terms of this Amended and Restated Certificate of Incorporation, any certificate of designations or any resolution or resolutions providing for the issuance of such series of stock adopted by the board of directors of the Corporation (the “Board of Directors”), the authorized amount of shares of Class B Common and Preferred Stock may, without a separate class or series vote, be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of a majority of the Class A Common of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

2.      Dividends. When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of Class A Common and the holders of Class B Common will be entitled to share equally, share for share, in such dividends; provided that if dividends are declared which are payable in shares of Class A Common or Class B Common, dividends will be declared which are payable at the same rate on both classes of stock, and the dividends payable in shares of Class A Common will be payable to holders of Class A Common and the dividends payable in shares of Class B Common will be payable to holders of Class B Common.

3.      Conversion.

3A.   Conversion of Class B Common. Each record holder of Class B Common is entitled at any time to convert any or all of the shares of such holder’s Class B Common into the same number of shares of Class A Common; provided that no holder of Class B Common is entitled to convert any share or shares of Class B Common to the extent that, as a result of such conversion, such holder or its affiliates would directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates.

3B.   Conversion Procedure.

(i)   Each conversion of shares of Class B Common into shares of Class A Common will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Class B Common stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Common represented by such certificate or certificates into Class A Common and that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other governmental requirement (and such statement will obligate the Corporation to issue such Class A Common).  Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby.

(ii)  Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder’s instructions (a) the certificate or certificates for the Class A Common issuable upon such conversion and (b) a certificate representing any Class B Common which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

(iii) If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be proportionately subdivided or combined.

(iv)  The issuance of certificates for Class A Common upon conversion of Class B Common will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common.

(v)   The Corporation will not close its books against the transfer of Class B Common or of Class A Common issued or issuable upon conversion of Class B Common in any manner which would interfere with the timely conversion of Class B Common.

4.      Registration of Transfer. The Corporation will keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

5.      Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

SECTION B. PREFERRED STOCK

The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series and, if and to the extent from time to time required by law, by filing a certificate pursuant to the DGCL (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish or change the number of shares to be included in each such series and to fix the designation and relative powers, preferences and relative, participating, optional or other special rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a)   the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed Five Million (5,000,000));

(b)   the annual dividend rate on shares of such series, whether dividends shall be cumulative and, if so, from which date or dates;

(c)   whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(d)   the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund;

(e)   whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(f)   whether the shares of such series shall have voting rights and, if so, the terms of such voting rights;

(g)   the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(h)   any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

ARTICLE V – PERPETUAL EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE VI – BOARD OF DIRECTORS

(a)           Subject to the rights of the holders of any class or series of stock to elect additional directors under specified circumstances, the number of the directors constituting the Board of Directors of the Corporation shall be not fewer than three and not more than eleven and the precise number shall be fixed from time to time solely by resolution adopted by the Board of Directors. Each director shall hold office for a term expiring at the next annual meeting of stockholders of the Corporation and until a successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

(b)           Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the by-laws of the Corporation (as amended from time to time, the “By-Laws”).

(c)           Subject  to the rights of the holders of any class or series of stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the directors or the sole director then remaining in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of stockholders following such director’s election and until such director’s successor shall have been elected and qualified, including in circumstances where such director’s predecessor was elected to a longer term. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d)           Subject to the rights of any class or series of stock to elect directors under specified circumstances, directors of the Corporation may only be removed from office for cause by stockholders.

(e)           Except as otherwise provided for or fixed by or pursuant to any resolution or resolutions of the Board of Directors providing for the issuance of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the By-Laws of the Corporation.

(f)           In furtherance and not in the limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation, but the stockholders may adopt additional By-Laws and may amend or repeal By-Laws whether or not adopted by them provided that the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, is required for any such adoption of additional By-Laws, amendment or repeal.

ARTICLE VII – MEETINGS OF STOCKHOLDERS

Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

ARTICLE VIII – INDEMNIFICATION

(a)           The Corporation shall, to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended (but in the case of any such amendment, other than one mandating lesser indemnification, only to the extent that such amendment permits the Corporation to provide broader indemnification than said law permitted the Corporation to provide prior to such amendment) indemnify, advance expenses to, and hold harmless, any person (an “Indemnitee”) who was or is made, or is threatened to be made, a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or an officer of the Corporation or, while a director or an officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, member, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise (including, but not limited to, service with respect to employee benefit plans), against all liability and loss suffered (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement and reasonably incurred by such Indemnitee). Notwithstanding the preceding sentence, the Corporation shall be required to indemnify, or advance expenses to, an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation or the Proceeding (or part thereof) relates to the enforcement of the Corporation’s obligations under this Article VIII.

(b)           The indemnification provided by this Article XIII is not exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise, and shall inure to the benefit of the heirs and legal representatives of such Indemnitee.

ARTICLE IX - AMENDMENT

The Corporation reserves the right to amend, alter change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE X – LIMITATION OF DIRECTOR LIABILITY

(a)           No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived any improper personal benefit.

(b)           Any repeal or modification of Articles VIII or X by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

[remainder of page intentionally left blank – signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be executed by the officer below this ____ day of __________, ____.

CAMBREX CORPORATION

By:
Name:
Title:

Exhibit 2

CAMBREX CORPORATION
EXECUTIVE CASH INCENTIVE PLAN

This Executive Cash Incentive Plan (the “Plan”) has been established to advance the interests of Cambrex Corporation (the “Company”) by providing for the grant of Awards to eligible employees of the Company and its subsidiaries, including Awards intended to qualify for the performance-based compensation exemption (“Exempt Awards”) under Section 162(m) of the Internal Revenue Code of 1986, as amended (including the regulations thereunder, “Section 162(m)”).

I.           ADMINISTRATION

The Plan will be administered by the Committee and its delegates (the Committee and its delegates, to the extent of such delegation, being referred to herein as the “Administrator”); provided, that all determinations and other actions of the Administrator required by the performance-based compensation provisions of Section 162(m) to be made or taken by a “compensation committee” (as defined in Section 162(m)) will be made or taken hereunder directly by the Committee, and all references to the Administrator herein are to be construed accordingly.  For purposes of the Plan, “Committee” means the Compensation Committee of the Board of Directors of the Company, except that if any member of the Compensation Committee is not an “outside director” (as defined in Section 162(m)), “Committee” means a subcommittee of the Compensation Committee consisting solely of those Compensation Committee members who are “outside directors” as so defined.

The Administrator has the authority to interpret the Plan and Awards, to determine eligibility for Awards, to determine the terms of and the conditions applicable to any Award, and generally to do all things necessary to administer the Plan.  Any interpretation or decision by the Administrator with respect to the Plan or any Award will be final and conclusive as to all parties.

II.           ELIGIBILITY; PARTICIPANTS

Executive officers and other key employees of the Company or any of its subsidiaries are eligible to participate in the Plan.  The Administrator will select, from among those eligible, the persons who will from time to time participate in the Plan (each, a “Participant”).  Participation with respect to one Award under the Plan will not entitle an individual to participate with respect to a subsequent Award or Awards, if any.

III.           GRANT OF AWARDS

The term “Award” as used in the Plan means an award opportunity that is granted to a Participant with respect to a specified performance period consisting of the Company’s fiscal year or such other period as the Administrator may determine (each, a “Performance Period”).  A Participant who is granted an Award will be entitled to a payment, if any, under the Award only if all conditions to payment have been satisfied.  By accepting (or, under such rules as the Committee may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan.

For each Award the Administrator will establish the applicable Performance Criteria (as defined in Section IV below); any Performance Adjustment (as defined in Section IV below); the amount or range of amounts potentially payable under the Award; and any other Award terms and conditions that the Administrator deems appropriate, subject in each case to the terms of the Plan.  In the case of an Exempt Award the Administrator will complete these actions (the “Establishment of Terms”) by the Establishment Deadline and will not thereafter change the terms of the Exempt Award except to the extent contemplated by Section V below or as otherwise consistent with the performance-based compensation exemption rules of Section 162(m).  For purposes of the Plan, “Establishment Deadline” with respect to a Performance Period means the ninetieth (90th) day of the Performance Period or, if earlier, the last day of the period constituting the first quarter of the Performance Period.

IV.           PERFORMANCE CRITERIA

For purposes of the Plan, “Performance Criteria” means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the vesting or full enjoyment of an Award.  In determining whether a Performance Criterion has been satisfied, the Administrator will apply such Performance Adjustments, if any, as it has determined to be applicable in accordance with this Section IV.

A Performance Criterion and related targets need not be based upon an increase, a positive or improved result or avoidance of loss.  For Exempt Awards, a Performance Criterion must be an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices or the performance of one or more companies and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): net earnings; earnings per share; net debt; sales growth; net income; operating profit (including net operating profit); return measures (including, but not limited to, return on assets, capital, equity or sales); cash flow (including, but not limited to, operating cash flow and free cash flow); earnings before or after taxes, interest, depreciation and/or amortization; share price (including, but not limited to growth measures and total shareholder return); operating profit from continuing operations before or after depreciation and / or amortization; expense targets; customer satisfaction; market share; economic value added; working capital; the formation of joint ventures or the completion of other corporate transactions; new product introduction and/or revenue related to new product introduction, or any combination of or a specified increase in any of the foregoing.

For Awards other than Exempt Awards, “Performance Adjustment” means any adjustment in a Performance Criterion or the measurement thereof that the Administrator determines to be appropriate to carry out the purposes of the Plan.  For Exempt Awards, “Performance Adjustment” means the establishment of a provision requiring, upon the future occurrence of one or more specified Triggering Events, an automatic adjustment in a Performance Criterion or the measurement thereof that reflects (in a manner and to an extent that are objectively determinable and are irrevocably established not later than the Establishment Deadline) the impact of such Triggering Event or Events.  For purposes of the Plan, “Triggering Event” means an objectively defined event – for example, a change in accounting standards or an acquisition or disposition affecting earnings by more than a specified percentage – the occurrence of which does not depend on the unilaterally exercised discretion of the Company.  It is intended that the only Performance Adjustments established with respect to an Exempt Award will be those that are consistent with the performance-based compensation provisions of Section 162(m).

V.            CERTIFICATION OF PERFORMANCE; AMOUNT PAYABLE UNDER AWARDS

As soon as practicable after the close of a Performance Period, the Administrator will determine whether and to what extent, if at all, the Performance Criterion or Criteria applicable to each Award granted for the Performance Period have been satisfied and, in the case of Exempt Awards, will take such steps as it determines to be sufficient to satisfy the related certification requirement under Section 162(m).  The Administrator will then determine the actual payment, if any, under each Award.  The actual payment under an Exempt Award may be less than (but in no event more than) the amount indicated by the certified level of achievement under the Award.  The actual payment under an Award other than an Exempt Award may be more or less than the amount indicated by the level of achievement under the Award.  In each case the Administrator’s discretionary determination, which may affect different Awards differently, will be binding on all parties.  Notwithstanding the foregoing, the Administrator may at any time and to such extent as it determines waive its discretionary adjustment authority under this Section V.

VI.           PAYMENT UNDER AWARDS

Except as otherwise determined by the Administrator or as otherwise provided in this Section VI, all payments under the Plan will be made, if at all, between January 1 and March 15 of the calendar year following the calendar year in which the Performance Period ends; provided, that the Administrator may authorize elective deferrals of any Award payments in accordance with  the deferral rules of Section 409A of the Code and the regulations thereunder (“Section 409A”).  The Administrator may, but need not, provide that an Award payment will not be made unless the Participant has remained employed with the Company and its subsidiaries through the date of payment.  Any deferrals with respect to an Exempt Award will be subject to adjustment for notional interest or other notional earnings on a basis, determined by the Administrator, that is consistent with qualification of the Award as exempt performance-based compensation under Section 162(m).  Awards under the Plan are intended either to qualify for exemption from, or to comply with the requirements of, Section 409A, but neither the Company nor any affiliate, nor the Administrator, nor any person acting on behalf of the Company, any affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

VII.          PAYMENT LIMITS

The maximum amount payable to any person in any fiscal year of the Company under Exempt Awards will be $3 million, which limitation, with respect to any such Awards for which payment is deferred in accordance with Section VI above, will be applied without regard to such deferral.

VIII.         TAX WITHHOLDING

All payments under the Plan will be subject to reduction for applicable tax and other legally or contractually required withholdings.

IX.           AMENDMENT AND TERMINATION

The Committee may amend the Plan at any time and from time to time.  The Committee may at any time terminate the Plan.

X.            MISCELLANEOUS

Awards held by a Participant are subject to forfeiture, termination and rescission, and a Participant will be obligated to return to the Company payments received with respect to Awards, in each case (i) to the extent provided by the Administrator, in connection with (A) a breach by the Participant of a non-competition, non-solicitation, confidentiality or similar covenant or agreement or (B) an overpayment to the Participant of incentive compensation based on inaccurate financial data, (ii) in accordance with any Company policy relating to recovery of erroneously-paid incentive compensation, as such policy may be amended and in effect from time to time, or (iii) as otherwise required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended.  Each Participant, by accepting an Award pursuant to the Plan, agrees to return the full amount required under this paragraph at such time and in such manner as the Administrator will determine in its sole discretion and consistent with applicable law.  The Company will not be responsible for any adverse tax or other consequences to a Participant that may arise in connection with the application of this Section X.

No person will have any claim or right to be granted an Award, nor will the selection for participation in the Plan for any Performance Period be construed as giving a Participant the right to be retained in the employ or service of the Company or its subsidiaries for that Performance Period or for any other period.  The loss of an Award will not constitute an element of damages in the event of termination of employment for any reason, even if the termination is in violation of an obligation of the Company or any subsidiary to the Participant.

In the case of an Exempt Award, the Plan and such Award will be construed and administered to the maximum extent permitted by law in a manner consistent with qualifying the Award for the exemption for performance-based compensation under Section 162(m), notwithstanding anything to the contrary in the Plan.

Exhibit 3

DRAFT 2-24-12
CAMBREX CORPORATION
2012 EQUITY INCENTIVE PLAN
FOR NON-EMPLOYEE DIRECTORS

1.             DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.             PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based incentive Awards.

3.             ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures relating to the Plan; and otherwise do all things necessary to carry out the purposes of the Plan.  Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.             LIMITS ON AWARDS UNDER THE PLAN

(a)           Number of Shares.  The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 400,000.  For purposes of the preceding sentence, only shares of Stock actually delivered under an Award (and not cash or other property delivered in lieu of shares of Stock) will be taken into account; provided, that the full number of shares subject to any portion of an SAR that is exercised for Stock shall, for purposes of the preceding sentence, be treated as having been delivered.

(b)           Type of Shares.  Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company.  No fractional shares of Stock will be delivered under the Plan.

5.             ELIGIBILITY AND PARTICIPATION

All non-employee directors of the Company will be eligible to participate in the Plan.

6.             RULES APPLICABLE TO AWARDS

(a)           All Awards.

(1)           Award Provisions.  The Administrator will determine the terms of all Awards, subject to the limitations provided herein.  By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan.  Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2)           Term of Plan.  No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3)           Transferability.  Awards may not be transferred other than by will or by the laws of descent and distribution.  During a Participant’s lifetime, Stock Options and SARs may be exercised only by the Participant.

(4)           Vesting, etc. The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable.  Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration.  Unless the Administrator expressly provides otherwise, however, each Award (other than an Award of Unrestricted Stock or an Award of Restricted Stock that has fully vested) that is held by a Participant or by the Participant’s permitted transferees, if any, when the Participant ceases for any reason to be a member of the Board shall be treated as having terminated immediately prior to such cessation of service.

(5)           Additional Restrictions.  The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan.  Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to law or any stock exchange or similar rule.

(6)           Taxes.  The Participant will be solely responsible for the satisfaction of any tax liability to the Participant arising as a result of the grant, vesting, exercise or settlement of an Award.

(7)           Dividend Equivalents, Etc.  The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award.  Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A.  Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose.

(8)           Rights Limited.  Nothing in the Plan will be construed as giving any person the right to continued service with the Company or its affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan.  The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of a Participant’s service relationship with the Company or any affiliate, regardless of the reason or reasons, if any, for such termination.

(9)           Coordination with Other Plans.  Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company.  For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4).

(10)           Section 409A.  Each Award will contain such terms as the Administrator determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(b)           Stock Options and SARs.

(1)           Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award.  A Stock Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(2)           Exercise Price.  The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise will be no less than 100% of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.  No such Award, once granted, may be repriced other than with stockholder approval.  Fair market value will be determined by the Administrator consistent with the applicable requirements of Section 409A.

(3)           Payment Of Exercise Price.  Where the exercise of an Award is to be accompanied by payment, payment of the exercise price will be by cash or check acceptable to the Administrator or by such other legally permissible means, if any, as may be acceptable to the Administrator.

(4)           Maximum Term.  Stock Options and SARs will have a maximum term not to exceed ten (10) years from the date of grant; provided, however, that, if a Participant still holding an outstanding but unexercised Stock Option or SAR ten (10) years from the date of grant (or, in the case of a Stock Option or SAR with a maximum term of less than ten (10) years, such maximum term) is prohibited by applicable law or a written policy of the Company applicable to similarly situated service providers from engaging in any open-market sales of Stock, the maximum term of such Award will instead be deemed to expire on the thirtieth (30th) day following the date the Participant is no longer prohibited from engaging in such open market sales.

7.             EFFECT OF CERTAIN TRANSACTIONS

(a)           Termination of Awards Upon Consummation of Covered Transaction.  Except as otherwise provided in an Award agreement, in the event of a Covered Transaction, each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(c) below; and (ii) outstanding shares of Restricted Stock (which will be treated in the same manner as other shares of Stock).  In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.  The provisions of this Section 7(a) are to be applied after the application of Section 7(b), in the case of a Covered Transaction that is also a Change in Control.

(b)           Change in Control.  In the event of a Change in Control and except as otherwise provided in the related merger, acquisition or similar agreement, Section 7(b)(1) will apply to each outstanding Award unless, as to any such Award or portion thereof, the Administrator determines that Section 7(b)(2) is instead to apply.

(1)           Acceleration of Certain Awards. At or prior to the Change in Control, as the Administrator determines, each Award or portion thereof to which this Section 7(b)(1) applies will become fully vested and (in the case of a Stock Option or SAR) fully exercisable immediately prior to the Change in Control, and the delivery of any shares of Stock remaining deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Change in Control.

(2)           Cash-Out of Awards.  Each Award or portion thereof to which this Section 7(b)(2) applies, whether or not otherwise vested or exercisable, will be exchanged for a payment equal to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(c)           Assumption or Substitution.  If the Covered Transaction is one in which there is an acquiring or surviving entity and is not a Change in Control, the Administrator will provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(d)           Changes in and Distributions With Respect to Stock.

(1)           Basic Adjustment Provisions.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2)           Certain Other Adjustments.  The Administrator may also make adjustments of the type described in Section 7(d)(1) above to take into account distributions to stockholders other than those provided for in Section 7(d)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the requirements of Section 409A, where applicable.

(3)           Continuing Application of Plan Terms.  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7(d).

8.             LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived.  The Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933 or any applicable state or non-U.S. securities law.  Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates.  In the event that the Administrator determines that Stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.             AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted.  Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.           OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person other compensation in addition to Awards under the Plan.

11.           MISCELLANEOUS

(a)           Waiver of Jury Trial.  By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury.  By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.  Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b)           Limitation of Liability.  Notwithstanding anything to the contrary in the Plan, neither the Company, nor any affiliate, nor the Administrator, nor any person acting on behalf of the Company, any affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 11(b) will limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such acceleration of income or additional tax.

12.          ESTABLISHMENT OF SUB-PLANS

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying local law (including tax law). The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

13.           GOVERNING LAW

(a)           Certain Requirements of Corporate Law.  Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b)           Other Matters.  Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of New Jersey without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c)           Jurisdiction.  By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of New Jersey for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of New Jersey; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee of the Board, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; and (ii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate.  In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi)  Awards (other than Awards described in (i) through (v) above) that are convertible into or otherwise based on Stock.

“Board”:  The Board of Directors of the Company.

“Change in Control”:  A “change in control event” as defined in Treasury Regulation § 1.409A-3(i)(5)(i).

“Code”:  The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”:  Cambrex Corporation, a Delaware corporation.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company.  Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”:  The earlier of the date the Plan was approved by the Company’s stockholders or adopted by the Board, as determined by the Committee.

“Participant”: A person who is granted an Award under the Plan.

“Plan”:  The Cambrex Corporation 2012 Equity Incentive Plan for Non-Employee Directors from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”:  A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Stock”: Common Stock of the Company, par value $.10 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price that is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”:  Stock not subject to any restrictions under the terms of the Award.

ANNUAL MEETING OF STOCKHOLDERS OF

CAMBREX CORPORATION

April 26, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card
are available at
http://ir.cambrex.com/phoenix.zhtml?c=80683&p=irol-proxy

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

00033333333333333300 1	042612

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
	1. Election of Directors:	FOR	AGAINST	ABSTAIN
	Rosina B. Dixon	☐	☐	☐
	Kathryn Rudie Harrigan	☐	☐	☐
	Leon J. Hendrix, Jr.	☐	☐	☐
	Ilan Kaufthal	☐	☐	☐
	Steven M. Klosk	☐	☐	☐
	William B. Korb	☐	☐	☐
	John R. Miller	☐	☐	☐
	Peter G. Tombros	☐	☐	☐
	2. Approve, on a advisory non-binding basis, compensation of the Company's Named Executive Officers as disclosed in the 2012 Proxy Statement.	☐	☐	☐
	3. Approval of the Amended and Restated Certificate of Incorporation of the Company (a) To fix the board size at three to eleven members	☐	☐	☐
	(b) To limit the provision on removal of directors so that directors may be removed only for cause by the stockholders	☐	☐	☐
	(c) To limit the Corporation's mandatory indemnification obligations to cover directors and officers only.	☐	☐	☐
	4. Approval of the Executive Cash Incentive Plan	☐	☐	☐
	5. Approval of the 2012 Equity Incentive Plan for Non-Employee Directors	☐	☐	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐	6. Ratification of the appointment of BDO USA, LLP as independent registered public accountants for 2012.	☐	☐	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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CAMBREX CORPORATION

Solicited by Board of Directors for 2012 Annual Meeting of Stockholders

The undersigned stockholder of Cambrex Corporation (the "Company") hereby appoints S.M. Klosk, G.P. Sargen and W.M. Haskel, and each of them acting singly and each with power of substitution and resubstitution, attorneys and proxies of the undersigned, with all the powers the undersigned would possess if personally present, to vote the shares of Common Stock of the Company which the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders of the Company to be held on April 26, 2012 at 1:00 p.m. at the Metropolitan Center, One Meadowlands Plaza, East Rutherford, New Jersey and any adjournment thereof. Without otherwise limiting the general authorization hereby given, said attorneys and proxies are instructed to vote as indicated on the reverse side hereof on the proposals set forth in the Notice of Annual Meeting of Stockholders of the Company and accompanying Proxy Statement, each dated March ___, 2012.

THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE 8 NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT ACCOMPANYING THE NOTICE OF SAID MEETING (PROPOSAL NO. 1), "FOR" APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT (PROPROSAL NO. 2), "FOR" APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY (a) TO FIX THE BOARD SIZE AT THREE TO ELEVEN MEMBERS, (b) TO LIMIT THE PROVISION ON REMOVAL OF DIRECTORS SO THAT DIRECTORS MAY BE REMOVED ONLY FOR CAUSE BY THE STOCKHOLDERS AND (c) TO LIMIT THE CORPORATION'S MANDATORY INDEMNIFICATION OBLIGATIONS TO COVER DIRECTORS AND OFFICERS ONLY (PROPOSAL NO. 3(a), (b) and (c)), "FOR" THE APPROVAL OF THE EXECUTIVE CASH INCENTIVE PLAN (PROPOSAL NO. 4), "FOR" THE APPROVAL OF THE 2012 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS (PROPOSAL NO. 5) and "FOR" RATIFICATION OF THE APPOINTMENT OF BDO AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012 (PROPOSAL NO. 6)

(Continued and to be signed on the reverse side)
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